Exhibit 4.2

EXECUTION VERSION

CUSTODIAL AND PAYING AGENCY AGREEMENT

by and among

FIRST-CITIZENS BANK & TRUST COMPANY,

as Company, Custodian and a Debtor,

FEDERAL DEPOSIT INSURANCE CORPORATION,

as Receiver for Silicon Valley Bridge Bank, National Association, as Notes Designee,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Paying Agent

and

FEDERAL DEPOSIT INSURANCE CORPORATION,

as Receiver for Silicon Valley Bridge Bank, National Association, as Collateral Agent,

Dated as of March 27, 2023

i

Schedules and Exhibits

Schedule 1	Certain Definitions Used in One or More of the PA Financing Transaction Documents

Schedule 2	Account Numbers

Exhibit A	[Reserved]

Exhibit B-1	Form of Non-Global Certificated Note

Exhibit B-2	Form of Global Note

Exhibit C	[Reserved]

Exhibit D	[Reserved]

Exhibit E	Form of Collateral Certificate

Exhibit F	Review Procedures

Exhibit G	Form of Supplemental Delivery Certificate

Exhibit H	Request for Release and Receipt of Custodial Documents

Exhibit I	Request for Release and Receipt of Debt Agreements

Exhibit J	Fees and Expenses of Custodian and Paying Agent

Exhibit K	Paying Agent Report

Exhibit L	Form of Lost Instrument Affidavit

Exhibit M	Authorized Representatives

Exhibit N	Form of Account Control Agreement

Exhibit O	[Reserved]

Exhibit P	[Reserved]

Exhibit Q	Form of Distribution Date Report

Exhibit R	Form of Trial Balance Report

Exhibit S	BIC Requirements

Exhibit T	Minimum Deposit Provisions

CUSTODIAL AND PAYING AGENCY AGREEMENT

THIS CUSTODIAL AND PAYING AGENCY AGREEMENT (as the same may be amended, modified or supplemented in accordance with the terms hereof, this “Agreement”) is made and entered into as of March 27, 2023 (the “Closing Date”), by and among: (i) First-Citizens Bank & Trust Company, a North Carolina state-chartered bank (the “Company”); (ii) the Company, as Custodian (in such capacity, the “Custodian”); (iii) U.S. Bank Trust Company, National Association, as Paying Agent (the “Paying Agent”); (iv) each of the other entities (if any) listed on the signature pages hereof under the caption “Debtor”, or that becomes a party hereto as a “Debtor” pursuant to Section 7.12 of the Security Agreement (as such term is defined below) (together with the Company, collectively, “Debtors”); (v) the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Silicon Valley Bridge Bank, National Association (the “Failed Bank”) (in such capacity, the “Receiver”), as Notes Designee (as such term is defined below); and (vi) the Receiver, as Collateral Agent (as such term is defined below).

RECITALS

WHEREAS, (i) pursuant to the Purchase and Assumption Agreement, the Company has purchased certain assets and assumed certain deposit and other liabilities of the Failed Bank, (ii) in connection therewith, the Receiver has provided certain purchase money and other continuing secured financing and (iii) the Receiver is willing to provide and to continue to provide such financing, but only on the terms and subject to the conditions set forth herein and in the other PA Financing Transaction Documents; and

WHEREAS, the Failed Bank previously owned the Loans; and

WHEREAS, pursuant to the Security Agreement, the Debtors have pledged the Loans and other collateral to the Collateral Agent for the benefit of the Note Holders and the Lender, and the Security Agreement requires the Debtors to retain a document custodian (which may be the Company subject to the conditions set forth herein), meeting the requirements set forth herein and in the Security Agreement, to take possession of the Custodial Documents in accordance with the terms and conditions hereof; and

WHEREAS, the Company is required to open and maintain in its name at one of the Paying Agent’s branches certain accounts into which amounts will be deposited and proceeds will be distributed as provided herein, and to appoint the Custodian and the Paying Agent to perform the services contemplated by this Agreement commencing on the Document Effective Date; and

WHEREAS, the Company, the Lender, and the Collateral Agent are entering into the Advance Facility Agreement;

WHEREAS, the Facility Loans made pursuant to the Advance Facility Agreement are and shall be subordinate in right of payment to the Purchase Money Note to the extent provided herein;

WHEREAS, in connection with the ongoing settlement process under the Purchase and Assumption Agreement, the Initial Purchase Money Note is being exchanged for and replaced by the Amended and Restated Initial Purchase Money Note; and

WHEREAS, the parties hereto wish to enter into this Agreement to, among other purposes, govern the allocation of the proceeds to be distributed from each account established pursuant to this Agreement and the performance of certain tasks by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. Except where otherwise indicated, capitalized terms used but not defined in this Agreement have the meanings provided in, or by reference in, Schedule 1 hereto.

Section 1.2 Rules of Construction. This Agreement shall be construed and interpreted in accordance with the following:

(a) References to “Affiliates” include only other Persons that from time to time constitute “Affiliates” of such specified Person, and do not include, at any particular time, other Persons that may have been, but at such time have ceased to be, “Affiliates” of such specified Person, except to the extent that any such reference specifically provides otherwise.

(b) Except where the context otherwise requires, terms used in this Agreement without definition that are defined in the NY UCC have the meanings given to them in the NY UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

(c) References to “the Debtors” are to the Debtors, jointly and severally.

(d) The term “or” is not exclusive.

(e) A reference to a law includes any amendment, modification or replacement to such law.

(f) References to any document, instrument or agreement (i) shall be deemed to include all appendices, exhibits, schedules and other attachments thereto and all documents, instruments or agreements issued or executed in replacement thereof and (ii) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time in accordance with its terms (and, to the extent applicable, in accordance with the terms of the Security Agreement).

(g) Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(h) The words “include” and “including” and words of similar import are not limiting, and shall be construed to be followed by the words “without limitation,” whether or not they are in fact followed by such words.

(i) The word “during” when used with respect to a period of time shall be construed to mean commencing at the beginning of such period and continuing until the end of such period.

(j) Unless the context otherwise requires, singular nouns and pronouns when used herein shall be deemed to include the plural and vice versa and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

ARTICLE II

PAYING AGENT AND WITHHOLDING ON PURCHASE MONEY NOTE

Section 2.1 Appointment of Paying Agent.

Subject to the terms and conditions of this Agreement, the Paying Agent hereby agrees to perform the duties of Paying Agent specifically set forth hereunder.

Section 2.2 Delivery of Documentation.

(a) On or prior to the Document Effective Date, executed counterparts of the Security Agreement, the Advance Facility Agreement and the Account Control Agreement (the “Debt Agreements”) have been delivered to the Paying Agent, and the Paying Agent acknowledges receipt thereof. The Company agrees to deliver to the Paying Agent, promptly upon execution and delivery thereof, each instrument amending or modifying any agreement previously delivered to the Paying Agent. Copies of the Amended and Restated Initial Purchase Money Note, the Facility Note, and the Purchase and Assumption Agreement have also been delivered to the Paying Agent by the Company, and the Paying Agent acknowledges receipt thereof. At its option and at any time and upon written notice to the Paying Agent, the Receiver may elect to deposit the Purchase Money Note(s) with the Paying Agent, whereupon such Purchase Money Note(s) shall be deemed to constitute “Debt Agreements.”

(b) The Paying Agent shall retain the Debt Agreements in its possession and custody at all times during the term hereof unless any one of the following events has occurred:

(i) If the Paying Agent has resigned or has been removed in accordance with the provisions of Section 9.1, the Paying Agent shall deliver the Debt Agreements to the successor Paying Agent in accordance with Section 9.1.

(ii) If the Paying Agent has received a Request for Release and Receipt of Debt Agreements in the form attached hereto as Exhibit I from an Authorized Representative of the Collateral Agent (with respect to the Security Agreement or the Account Control Agreement) or the Notes Designee (with respect to a Purchase Money Note), the Paying Agent shall deliver the requested Debt Agreements to the Collateral Agent or the Notes Designee, as applicable, in accordance with the instructions provided in such notice.

(c) The Paying Agent shall transfer any Purchase Money Note(s) and surrender any Purchase Money Note(s) only in accordance with the written direction of the Note Holder or Note Holders of such Purchase Money Note(s) in whose name such Purchase Money Note(s) are registered; provided that the Paying Agent is hereby directed by each Note Holder of a Purchase Money Note to surrender such Purchase Money Note called for prepayment pursuant hereto (to the extent of the aggregate principal amount of such Purchase Money Note so redeemed), and to surrender such Purchase Money Note to the Issuer on the Maturity Date. The Paying Agent’s duty with respect to any Debt Agreements in its physical possession shall be limited to the exercise of reasonable care by the Paying Agent with respect to such Debt Agreements in its physical possession. For the avoidance of doubt, notwithstanding that the Paying Agent may have physical possession of any Purchase Money Note with respect to which it is acting in its capacity as Paying Agent, such Purchase Money Note shall nonetheless be the property solely of the Note Holder of such Purchase Money Note.

Section 2.3 Duties. The Paying Agent shall have no duties other than those specifically set forth or provided for in this Agreement and each PA Financing Transaction Document to which it is a party, and no implied covenants or obligations of the Paying Agent shall be read into this Agreement or any PA Financing Transaction Document or any related agreement. The Paying Agent shall have no obligation to inquire whether any request, instruction, certificate, direction, receipt, demand, consent, resolution, statement, instrument, opinion, report, notice, document, communication, statement or calculation is in conformity with the terms of the agreement pursuant to which it is given. If, however, any remittance or communication received by the Paying Agent appears manifestly erroneous or irregular, the Paying Agent shall endeavor to make prompt inquiry to the Person originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred.

Section 2.4 Withholding. If the Paying Agent is required by any taxing authority to withhold from amounts otherwise payable to any Note Holder or Lender any tax that is legally owed in connection therewith, the Paying Agent is hereby authorized to withhold the amount of any such tax and shall timely pay over such amount to the relevant taxing authority. The Paying Agent shall provide evidence of such payment to the Collateral Agent, the Receiver and any Lender, as applicable, within thirty (30) days after the date of such payment (or, if evidence is not available within thirty (30) days, as soon as possible thereafter). The amount of any such tax shall reduce the amount otherwise payable to such Note Holder or such Lender, unless such Note Holder or such Lender is entitled to receive Withholding Tax Gross-Up Payments. Except as otherwise provided in this Agreement, in no event shall the Paying Agent be responsible or liable for any taxes, penalties or interest owed or paid to any taxing authority.

Section 2.5 Forms of Purchase Money Notes.

(a) Forms Generally. The form of the Purchase Money Notes shall be as set forth in the applicable portion of Exhibit B hereto. The Purchase Money Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Any Purchase Money Note issued after the Document Effective Date shall be issued upon registration of transfer of, in exchange for, or in lieu of the Amended and Restated Initial Purchase Money Note and shall initially be issued in the form of one or more certificated notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit B-1 attached hereto (each, a “Non-Global Certificated Note”), which shall be registered in the name of the owner or nominee thereof, duly executed by the Company as herein provided. If the Notes Designee elects to have the Purchase Money Notes made DTC Eligible, then upon the Purchase Money Notes being made DTC Eligible, the outstanding Purchase Money Notes shall be exchanged for one or more global notes (having, in the aggregate, a face principal amount equal to the aggregate Original Amount of the Purchase Money Notes, as specified in, and subject to, Section 2.7(d)) in definitive, fully registered form without interest coupons substantially in the form of Exhibit B-2 attached hereto (collectively, the “Global Notes”), which (I) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (II) shall be held by the Paying Agent as custodian for the Depository unless the Depository instructs otherwise. The issuance of any Global Notes hereunder shall be subject to an amendment of this Custodial and Paying Agency Agreement satisfactory to the Paying Agent in order to facilitate the issuance, exchange, transfer, prepayment and any other action required to be taken in connection with the Global Notes.

(b) OID Legend. To the extent required by Sections 1272, 1273 and 1275 of the Code, and any regulations issued regarding such sections, each Purchase Money Note treated as issued at a discount to its stated redemption price at maturity for federal income tax purposes shall bear a legend in substantially the following form:

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS PURCHASE MONEY NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT __________________________________, ATTENTION: ______________, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE AND THE YIELD TO MATURITY OF THIS PURCHASE MONEY NOTE.

Section 2.6 Authorized Amount; Stated Maturity; Denominations.

(a) The aggregate face amount of Purchase Money Notes that may be executed and delivered under the Purchase and Assumption Agreement and/or this Agreement is limited to Thirty-Six Billion Seventy-One Million Eight Hundred Sixteen Thousand One Hundred Seventeen and 12/100 United States Dollars (U.S. $36,071,816,117.12) (the “Stated Note Amount”) except for Purchase Money Notes executed and delivered upon registration of transfer of, in exchange for, or in lieu of other Purchase Money Notes pursuant to Section 2.5(a), 2.8, 2.9 or 2.11.

(b) Purchase Money Notes shall be issuable in minimum denominations of U.S.$250,000 and integral multiples of U.S.$10,000 in excess thereof (each such denomination, an “Authorized Denomination”), provided that, anything in this Agreement to the contrary notwithstanding, (i) the sole Global Note (if applicable), or, if at any time there is more than one Global Note, one of such Global Notes, may be in a denomination that is in excess of U.S.$250,000 but is not an Authorized Denomination, and (ii) one Purchase Money Note issued upon any transfer, exchange or replacement of another Purchase Money Note issued in a denomination that is in excess of U.S.$250,000 but is not an Authorized Denomination (including upon any division of a Purchase Money Note (issued in a denomination that is in excess of U.S.$250,000 but is not an Authorized Denomination) into two or more Purchase Money Notes) also may be issued in a denomination that is in excess of U.S.$250,000 but is not an Authorized Denomination. For all purposes hereof (but without limitation of the first sentence of Section 2.7(d)), references to the “denomination” of a Purchase Money Note (including references to “Authorized Denomination”) shall refer to the Original Amount of a Purchase Money Note, i.e., disregarding any repayment of the principal of the Purchase Money Notes after the Document Effective Date.

Section 2.7 Execution, Delivery and Dating.

(a) The Purchase Money Notes shall be executed on behalf of the Company by one of the Authorized Representatives of the Company.

(b) A Purchase Money Note bearing the manual, electronic or facsimile signature of an individual who was an Authorized Representative of the Company when such Purchase Money Note was executed shall bind the Company, notwithstanding the fact that such individual later ceases to be an Authorized Representative.

(c) Each Purchase Money Note executed and delivered by the Company on the Closing Date or thereafter shall be dated the Closing Date.

(d) Purchase Money Notes issued upon transfer, exchange or replacement of other Purchase Money Notes shall be issued in Authorized Denominations (subject to the proviso to the first sentence of Section 2.6(b)) reflecting the Original Amount of the Purchase Money Notes so transferred, exchanged or replaced, and shall be dated the Closing Date, but shall represent only the actual current outstanding principal amount of, and the same rights with respect to the payment of interest as, the Purchase Money Notes so transferred, exchanged or replaced. In the event that any Purchase Money Note is divided into more than one Purchase Money Note in accordance with this Article II, the Original Amount of such Purchase Money Note shall be proportionately divided among the Purchase Money Notes delivered in exchange therefor and (subject to the preceding sentence) shall be deemed to be the Original Amount of such subsequently issued Purchase Money Notes. If any Purchase Money Note is in the custody of the Paying Agent, the Paying Agent shall, upon any payment in respect of the principal amount thereof, endorse such Purchase Money Note on Schedule A thereto to reflect such payment. In any event, the Paying Agent shall complete Schedule A of each Purchase Money Note issued upon transfer, exchange or replacement of any other Purchase Money Note(s) to set forth the amount of all payments of the Original Amount previously made on the old Purchase Money Note (or portion thereof) or Purchase Money Notes (or portions thereof) with respect to which such new Purchase Money Note is issued and the date to which interest on such old Purchase Money Note(s) has been paid.

(e) Prior to the exchange of all outstanding Non-Global Certificated Notes for the Global Note(s) pursuant to Section 2.5, and after any exchange of the Global Notes for Non-Global Certificated Notes pursuant to Section 2.11(a), Purchase Money Notes issued upon transfer, exchange or replacement of other Purchase Money Notes shall be in the form of Non-Global Certificated Notes. After the exchange of all outstanding Non-Global Certificated Notes for the Global Note(s) pursuant to Section 2.5 and prior to any exchange of the Global Notes for Non-Global Certificated Notes pursuant to Section 2.11(a), no Non-Global Certificated Notes shall be issued. Except pursuant to Section 2.11(a), Global Notes may only be exchanged for other Global Notes.

Section 2.8 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe with the consent of the Notes Designee, the Company shall provide for the registration, and the registration of transfers, of Purchase Money Notes and Facility Notes. The Paying Agent is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Register and registering Purchase Money Notes and Facility Notes and transfers of such Purchase Money Notes and Facility Notes as herein provided. On or prior to the Document Effective Date the Company shall provide the Paying Agent with all requested information applicable to the Note Holder of the Purchase Money Note and of the Lenders holding Facility Notes for purposes of creating the initial Notes Register. To the extent the Company receives any request for transfer or exchange of any Purchase Money Notes and Facility Loans or Facility Notes or otherwise effects any transfer or exchange of Purchase Money Notes and Facility Notes, it shall promptly provide notice thereof to the Notes Registrar along with any other information reasonably necessary for the Notes Registrar to update the Notes Register. Neither the Notes Registrar nor the Paying Agent shall have any responsibility with respect to any transfer or exchange of any Purchase Money Notes and Facility Notes of which it has no actual knowledge. To the extent any Facility Notes are issued to evidence any Facility Loans, the Company shall provide copies thereof to the Paying Agent. The Company shall provide to the Paying Agent a copy of each Facility Loan Notice, together with a Facility Loan Certificate (each as defined in the Advance Facility Agreement), and the Paying Agent shall be entitled to conclusively rely upon such information in updating the Notes Register (and shall be entitled to assume without inquiry that such Facility Loan was funded by the Lenders). Upon any resignation or removal of the Notes Registrar, the Company shall promptly appoint a successor. The Paying Agent shall not be responsible or liable for any erroneous payments made in reliance upon information provided to it in connection with creating or updating the Notes Register. The Notes Registrar shall not be required to reflect any Facility Loans that are not evidenced by Facility Notes in the Notes Register.

(b) If a Person other than the Paying Agent is appointed by the Company as Notes Registrar, the Company will give the Paying Agent prompt notice of the appointment of a new Notes Registrar and of the location to which the Paying Agent is to deliver the Notes Register, and of any change in location thereafter, and the Paying Agent shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof. The Paying Agent shall rely upon a certificate executed on behalf of the Notes Registrar by an officer thereof as to the names and addresses of the Note Holders and Lenders and the principal or face amounts and numbers of such Purchase Money Notes and Facility Notes. Upon written request at any time, the Notes Registrar promptly shall provide to the Company, the Notes Designee or the Collateral Agent a current list of Note Holders and Lenders as reflected in the Notes Register.

(c) Subject to this Section 2.8, upon surrender of any Purchase Money Note or Facility Note to the Notes Registrar for registration of transfer, as the case may be, the Notes Registrar shall prepare and the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Purchase Money Notes or Facility Notes, as the case may be, of any Authorized Denomination (subject to the proviso to the first sentence of Section 2.6(b)) and of like terms and a like aggregate Original Amount (in the case of the Purchase Money Notes) or outstanding principal amount (in the case of any Facility Notes). The Company shall furnish a copy of the executed Purchase Money Notes or Facility Notes, as the case may be, to the Notes Registrar.

(d) At the option of a Note Holder or Lender, a Purchase Money Note or Facility Note may be exchanged for Purchase Money Notes or Facility Notes of like terms, in any Authorized Denominations (subject to the proviso to the first sentence of Section 2.6(b)) and of like aggregate Original Amount (in the case of the Purchase Money Notes) or outstanding principal amount (in the case of the Facility Notes) upon surrender of the Purchase Money Note or Facility Note, as applicable, to be exchanged. Whenever any Purchase Money Note or Facility Note is surrendered to the Notes Registrar for exchange, the Notes Registrar shall prepare, and the Company shall execute and deliver, the Purchase Money Notes or Facility Notes (if requested by the applicable Lender), as applicable, that the Note Holder or Lender making the exchange is entitled to receive and shall deliver a copy of such executed Purchase Money Notes or Facility Notes, as applicable, to the Notes Registrar.

(e) All Purchase Money Notes and Facility Notes issued upon any registration of transfer or exchange of such Purchase Money Notes and Facility Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Purchase Money Notes or Facility Notes, as applicable, surrendered upon such registration of transfer or exchange.

(f) Every Purchase Money Note and Facility Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Notes Registrar duly executed by the Note Holder or Lender thereof or its attorney duly authorized in writing.

(g) Neither the Company nor the Note Holder will be charged a service charge in connection with the registration of transfer or exchange of Purchase Money Notes or Facility Notes, but the Paying Agent may require the Company to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(h) Agent Members shall have no rights under this Agreement with respect to any Global Note held on their behalf by the Paying Agent, as custodian for the Depository, and the Depository may be treated by the Company, the Paying Agent, and any agent of the Company or the Paying Agent as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Paying Agent, or any agent of the Company or the Paying Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial interest in any Global Note.

(i) The Paying Agent (including in its capacity as the Notes Registrar) shall have no obligation to any Participating Holders or to any Participants, including without limitation making any payments to any Participating Holders or to any Participants, effecting any transfers or exchanges thereof, or otherwise reflecting in the Notes Register any information relating to any Participating Holders or to any Participants.

(j) Notwithstanding anything contained herein to the contrary, neither the Paying Agent nor the Notes Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities Laws or the applicable Laws of any other jurisdiction, ERISA, the Code or the Investment Company Act of 1940, as amended.

Section 2.9 Mutilated, Defaced, Destroyed, Lost or Stolen Purchase Money Notes or Facility Notes.

(a) If (i) any mutilated or defaced Purchase Money Note or Facility Note is surrendered to the Paying Agent, or if there shall be delivered to the Company and the Paying Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Purchase Money Note or Facility Note, and (ii) there is delivered to the Company and the Paying Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Paying Agent that such Purchase Money Note or Facility Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Purchase Money Note or Facility Note, a new Purchase Money Note or Facility Note, of like tenor (including the same date of issuance) and equal principal or face amount registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Purchase Money Note or Facility Note and bearing a number not contemporaneously outstanding.

(b) If, after delivery of such new Purchase Money Note or Facility Note, a bona fide purchaser of the predecessor Purchase Money Note or Facility Note presents for payment, transfer or exchange such predecessor Purchase Money Note or Facility Note, the Company, the Notes Registrar and the Paying Agent shall be entitled to recover such new Purchase Money Note or Facility Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company and the Paying Agent in connection therewith.

(c) In case any such mutilated, defaced, destroyed, lost or stolen Purchase Money Note or Facility Note has become due and payable, the Company may in its discretion, instead of issuing a new Purchase Money Note or Facility Note, pay such Purchase Money Note or Facility Note without requiring surrender thereof except that any mutilated Purchase Money Note or Facility Note shall be surrendered.

(d) Upon the issuance of any new Purchase Money Note or Facility Note under this Section 2.9, the Company may require the payment by the Note Holder or Lender thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Paying Agent) connected therewith.

(e) Every new Purchase Money Note or Facility Note issued pursuant to this Section 2.9 in lieu of any mutilated, defaced, destroyed, lost or stolen Purchase Money Note or Facility Note shall constitute an original additional contractual obligation of the Company, and such new Purchase Money Note or Facility Note shall be entitled, subject to Section 2.9(b), to all the benefits of this Agreement equally and proportionately with any and all other Purchase Money Notes or Facility Notes duly issued hereunder.

(f) The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Purchase Money Notes or Facility Notes.

Section 2.10 Payments with Respect to the Purchase Money Notes or Facility Notes.

(a) All reductions in the principal amount of a Purchase Money Note or Facility Note (or one or more predecessor Purchase Money Notes or Facility Notes) effected by prepayments of principal shall be binding upon all future Note Holders of such Purchase Money Note or Lenders of such Facility Note and of any Purchase Money Note or Facility Note issued upon the registration of transfer thereof, in exchange therefor, or in lieu thereof, whether or not such payment is noted on such Purchase Money Note or Facility Note. Subject to the foregoing, each Purchase Money Note or Facility Note delivered under this Agreement and upon registration of transfer of, in exchange for, or in lieu of any other Purchase Money Note or Facility Note shall carry the rights of unpaid principal that were carried by such other Purchase Money Note or Facility Note.

(b) Payments in respect of interest and principal of, and any Withholding Tax Gross-Up Payment in respect of, any Purchase Money Note shall be made by or on behalf of the Company, in Dollars, to the Depository or its nominee with respect to a Global Note and to the Note Holder or its designee with respect to a Non-Global Certificated Note, by wire transfer, as directed by the Note Holder, in immediately available funds to a Dollar account maintained by the Depository or its nominee with respect to a Global Note, and to the Note Holder or its designee with respect to a Non-Global Certificated Note; provided that (i) in the case of a Non-Global Certificated Note, the Note Holder thereof shall have provided written wiring instructions to the Paying Agent on or before the related Record Date; and (ii) if appropriate instructions for any such wire transfer are not received at least 15 Business Days prior to the relevant Distribution Date or Maturity Date (or, in the case of any distribution pursuant to Section 3.5, the distribution date therefor as specified in Section 3.5), as the case may be, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Note Holder specified in the Notes Register. All notices and communications to be given to the Note Holders and all payments to be made to Note Holders in respect of the Purchase Money Notes shall be given or made only to or upon the order of the registered Note Holders. Neither the Company nor the Paying Agent shall have any responsibility or liability for any aspects of the records maintained by any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.

(c) From time to time, upon the written request of any Note Holder, any Lender or the Notes Designee, the Paying Agent shall provide such Note Holder, such Lender or the Notes Designee, as applicable, with a statement of the aggregate amount of principal payments that have been made with respect to the Purchase Money Notes or Facility Notes, as applicable, (in absolute terms and per $1,000 Original Amount) and the last date through which all accrued and unpaid interest on the Purchase Money Notes or Facility Notes, as applicable, was paid.

Section 2.11 Mandatory Exchange; Cooperation with Receiver Note Dispositions.

(a) A Global Note deposited with the Depository shall be exchanged for one or more Non-Global Certificated Notes issued to the beneficial owners thereof (i) if either (x) the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) at any time the Depository ceases to be a Clearing Agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days after such notice or (ii) upon a request to such effect by the Notes Designee while an Event of Default is continuing.

(b) Any Global Note that is exchanged for a Non-Global Certificated Note pursuant to this Section 2.11 shall be surrendered by the Depository to the Paying Agent to be so transferred, in whole or from time to time in part, without charge, and the Company shall execute, and the Paying Agent shall deliver, upon such transfer of each portion of such Global Note, an equal aggregate Original Amount of Non-Global Certificated Notes in Authorized Denominations (subject to the proviso to the first sentence of Section 2.6(b)).

(c) Subject to the provisions of subsection (b) of this Section 2.11, the Note Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Note Holder is entitled to take under this Agreement or the Purchase Money Notes.

(d) In the event of the occurrence of an event specified in Section 2.11(a), the Company shall promptly make available to the Paying Agent a reasonable supply of Non-Global Certificated Notes in definitive, fully registered form without interest coupons. The Company shall execute, and the Paying Agent shall deliver, in exchange for the Global Note or Global Notes, as the case may be, the same Original Amount of Non-Global Certificated Notes of Authorized Denominations (subject to the proviso to the first sentence of Section 2.6(b)).

(e) Subject to compliance with applicable Law, and notwithstanding anything to the contrary in any other Section of this Agreement or in any other PA Financing Transaction Document:

The Receiver may directly or indirectly assign, sell, transfer, participate, pledge, syndicate, securitize or otherwise hypothecate any Purchase Money Note (each such action by the Receiver, a “Receiver Note Disposition” and such disposed Purchase Money Notes, the “Disposed Purchase Money Notes”), together with all or a portion of its rights and obligations under this Agreement and any other PA Financing Transaction Document, including all or a portion of the indebtedness evidenced thereby, and including any replacement notes described in clause (ii) below (such disposed rights and obligations, the “Disposed Obligations”).

The Receiver may not propose or effect more than two (2) Receiver Note Dispositions, unless

(X) an Event of Default has occurred and is continuing or

(Y) the Company consents (such consent, if the Receiver agrees to pay any related reasonable out-of-pocket costs of the Company, not to be unreasonably withheld, delayed or conditioned).

Upon the consummation of a Receiver Note Disposition, and solely to the extent of such Receiver Note Disposition, the Receiver shall be deemed released from any further liability or obligations under this Agreement with respect to the Disposed Purchase Money Notes and the Disposed Obligations.

For a period not to exceed 90 consecutive days in respect of any permitted Receiver Note Disposition, the Company shall, and shall cause each other Debtor, at its or their own expense, to use commercially reasonable efforts to engage such counsel and other third parties and otherwise cooperate with and assist the Receiver, on a time-of-the-essence basis, in any actual or proposed Receiver Note Disposition, as may be requested by the Receiver from time to time, including, without limitation, by:

(i) providing information and documentation required by securities disclosure and registration laws and as would otherwise customarily be provided in connection with the issuance or sale of debt by the Company, or in connection with a securitization of debt of the Company, including providing to the Notes Designee for inclusion in any securitization offering document such publicly available information regarding the Company, its financial condition and any additional information reasonably requested by the Notes Designee, and to deliver to the Notes Designee any similar nonpublic, unaudited financial information, or as is otherwise reasonably requested by the Notes Designee and which the Company is capable of providing without unreasonable effort or expense, and to indemnify the Notes Designee and its affiliates for material misstatements or omissions contained in such information; provided, that the Company will not be required to make any disclosure that would violate Law or the Company’s obligations;

(ii) consenting to such assignments of, or amendments or modifications to the PA Financing Transaction Documents as the Receiver may specify (subject to securing any required consent thereto of the Notes Designee) in order to effect or facilitate, or otherwise in connection with, such Receiver Note Disposition, including, without limitation,

(I)

assignments to any issuing entity or any trustee for an issuing entity in connection with a securitization of the Purchase Money Notes, provided that any such trustee shall either (A)(i) have or have a direct or indirect parent that has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000) and (ii) satisfy the eligibility criteria for a trustee under Sections 310(a)(1) and (2) of the Trust Indenture Act (it being understood and agreed that nothing in this Agreement shall require any such securitization to be subject to or qualified under the Trust Indenture Act) or (B) be an Approved Trustee, or

(II)	amendments or modifications

(x)

providing for, facilitating or otherwise appropriately reflecting the division of the Purchase Money Note into multiple promissory notes having the same aggregate principal amount, and the registration of transfers of such multiple promissory notes, and different owners of such promissory notes, or causing the Purchase Money Note to be DTC Eligible, or

(y)	relating to compliance with securities laws;

provided that, without the consent of the Company, no such amendment or modification will:

(A)	increase the aggregate principal amount of, or the interest rate on, the Purchase Money Notes,

(B)

accelerate the date on which any obligation of the Company under the PA Financing Transaction Documents is scheduled or otherwise required to be paid, including without limitation by imposing additional mandatory repayments of principal (howsoever denominated) or by reducing the amount of principal otherwise permitted to be outstanding at any time,

(C)	impose additional conditions to the voluntary prepayment of any obligation of the Company under the PA Financing Transaction Documents,

(D)	include additional Defaults, Events of Default, covenants, or representations the inaccuracy of which (material or otherwise) would constitute a Default,

(E)	require additional obligors, collateral or other credit support,

(F)

otherwise increase in any material respect the financial obligations or covenants of the Company under the PA Financing Transaction Documents (unless, with respect to this clause (F), the Company is indemnified against or otherwise compensated for, such increased financial obligations or covenants in a manner reasonably satisfactory to the Company), or

(G)

otherwise result in the terms of the amended or modified PA Financing Transaction Documents, taken as a whole, being materially less favorable to the Company than the terms of the PA Financing Transaction Documents as in effect immediately prior to such amendment or modification, taken as a whole;

(iii) without limiting the generality of (and subject to) clause (ii) above, entering into an indenture or a fiscal and paying agent agreement, and other agreements, with respect to the Purchase Money Note (or the multiple promissory notes replacing the Purchase Money Note as described in clause (ii)) or any Receiver Note Disposition; and

(iv) providing opinions of counsel (which counsel shall be independent, outside counsel of the Company), certificates and other closing documents of the nature provided in connection with the execution and delivery of the relevant PA Financing Transaction Documents, or as are customarily delivered and reasonably determined by the Receiver to be necessary in connection with any securitization of assets such as the Purchase Money Note, in form and substance satisfactory to the Receiver.

Without limitation of the foregoing, at the option of the Receiver as the initial Note Holder (and whether or not in the context of a Receiver Note Disposition), the relevant PA Financing Transaction Documents shall be amended to provide for (i) the Purchase Money Note to be issued in registered form, (ii) the Company to keep a register in which the Company shall provide for the registration, and the registration of transfers, of the Purchase Money Note, and for the appointment by the Company of an agent (which may be the Paying Agent) for the purpose of registering the Purchase Money Note and transfers thereof, all at the Company’s expense, (iii) the Purchase Money Note to be made DTC Eligible, and (iv) matters related to the foregoing. In connection with any amendment of the Purchase Money Note to reflect the foregoing, the Company will execute and deliver (and, if relevant, cause to be duly authenticated) new Purchase Money Notes reflecting such modifications thereto (in exchange for the then-outstanding Purchase Money Notes).

Without limiting the generality of clause (ii)(II)(F) above with respect to the Company’s financial obligations, the Receiver shall (or shall cause the remaining parties to the PA Financing Transaction Documents to) reimburse the Company (including any expenses of the Paying Agent and Notes Registrar) for all reasonable out-of-pocket costs, fees and expenses incurred by the Company in cooperating and assisting at the Receiver’s request with any Receiver Note Disposition, including without limitation any restructuring, amendment, upfront, arranger, syndication, commitment and similar fees payable either in connection with the negotiation or consummation of a Receiver Note Disposition or pursuant to the PA Financing Transaction Documents as amended or modified. Notwithstanding the foregoing, the Company shall not be entitled to reimbursement of (i) the fees and expenses of counsel or (ii) customary administrative agency, paying agency, custodial, trustee and similar fees if the aggregate amount thereof, when compared on a quarterly or other equitable basis, is equal to or less than the aggregate amount of such fees payable pursuant to the PA Financing Transaction Documents as in effect immediately prior to such Receiver Note Disposition.

(f) At the request of the Note Holder at any time (whether or not in connection with any proposed sale or transfer of the Purchase Money Note), the Company shall, at its own expense, use commercially reasonable efforts to, as promptly as practicable after such request of the Note Holder, make the Purchase Money Note DTC Eligible (which efforts shall include making any amendments to, or exchanges of, the relevant PA Financing Transaction Documents requested by the Note Holder and necessary in connection with effecting or facilitating such DTC Eligibility, executing any Letter of Representations and other documentation required by the DTC in connection with effecting such DTC Eligibility and securing CUSIP and ISIN numbers for the Purchase Money Note). From and after the date on which the Purchase Money Notes have been made DTC Eligible, the Company will use commercially reasonable efforts to maintain the Purchase Money Notes as DTC Eligible unless otherwise agreed by the Note Holder.

Section 2.12 Persons Deemed Owners. The Company, the Paying Agent and any agent of the Company or the Paying Agent shall treat the Person in whose name any Purchase Money Note is registered on the Notes Register on the applicable Record Date as the owner of such Purchase Money Note for the purpose of receiving payments of principal of, interest on, or other distributions with respect to such Purchase Money Note and on any other date for all other purposes whatsoever (whether or not such payments are overdue), and neither the Company, nor the Paying Agent, nor any agent of the Company or the Paying Agent shall be affected by notice to the contrary.

Section 2.13 Cancellation. All Purchase Money Notes surrendered for payment, registration or transfer or exchange, or deemed lost or stolen, shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent, shall be promptly canceled by it and may not be reissued or resold. No Purchase Money Notes shall be issued in lieu of or in exchange for any Purchase Money Notes canceled as provided in this Section 2.13, except as expressly permitted by this Agreement. All cancelled Purchase Money Notes held by the Paying Agent shall be destroyed or held by the Paying Agent in accordance with its standard retention policy unless the Company shall direct that they be returned to it.

Section 2.14 DTC Eligibility. At the request of the Notes Designee at any time (whether or not in connection with any proposed sale or transfer of the Purchase Money Notes), the Company shall, at its own expense, use commercially reasonable efforts to, as promptly as practicable after such request of the Notes Designee, make the Purchase Money Notes DTC Eligible (which efforts may include making any amendments to, or exchanges of, the Purchase Money Notes as are requested by the Notes Designee and necessary in connection with effecting or facilitating such DTC Eligibility, executing any Letter of Representations and other documentation required by the DTC in connection with effecting such DTC Eligibility and securing CUSIP and ISIN numbers for the Purchase Money Notes). From and after the date on which the Purchase Money Notes have been made DTC Eligible, the Company will use commercially reasonable efforts to maintain the Purchase Money Notes as DTC Eligible unless otherwise agreed by the Notes Designee.

Section 2.15 Interest Rate Determinations. The Lender shall determine each applicable “Applicable Interest Rate,” under the Advance Facility Agreement, and in each case shall promptly notify the Notes Designee and the Company of such determination.

ARTICLE III

ACCOUNTS

Section 3.1 Collection Account.

(a) On the Document Effective Date, the Company shall establish the Collection Account at the Account Bank in accordance with the Account Control Agreement.

(b) Subject to the Minimum Deposit Provisions, the Debtors shall transfer, or cause to be transferred, all Loan Proceeds received at any time by any Grantor or anyone acting on behalf of any Grantor (including any Servicer with respect to any of the foregoing) (“Received”) to the Paying Agent for deposit into the Collection Account (x) with respect to any non-ordinary course matters (including receipt by the Company of any payments under the Shared-Loss Agreement or pursuant to Section 8.3 of the Purchase and Assumption Agreement or any other matter where immediate deposit into the Collection Account is specified in any PA Financing Transaction Document), immediately upon being Received, or (y) except as described in clause (x), (A) subject to sub-clause (B) if and to the extent (and only if and to the extent) applicable, within two (2) Business Days of being Received, or (B) with respect to (and only with respect to) any Loan Proceeds that have been received by a Servicer for any Grantor pursuant to a Legacy Assumed Servicing Contract the terms of which (as in effect on the Closing Date) do not require such Servicer to remit such Loan Proceeds to the applicable Grantor, and do not permit the applicable Grantor in its discretion to require such Servicer to remit such Loan Proceeds to the applicable Grantor, within two (2) Business Days of being Received, the earlier of (I) the first Business Day after such Servicer remits such Loan Proceeds to the applicable Grantor and (II) the fifth Business Day after the end of the calendar month during which such Loan Proceeds were received by such Servicer.

(c) [Reserved.]

(d) The Debtors may deposit funds in the Collection Account at any time.

(e) If amounts are at any time erroneously deposited into the Collection Account, or if the Minimum Deposit Provisions otherwise permit the withdrawal of certain amounts from the Collection Account, the Company may request the withdrawal of such amounts and instruct the Paying Agent to return such amounts to the Company. The Company shall provide such requests to the Paying Agent in accordance with Section 18.1, with a copy of such request simultaneously being provided to the Collateral Agent and the Notes Designee. The Paying Agent shall promptly transfer such amounts in accordance with the Company’s instructions, upon which the Paying Agent may conclusively rely.

(f) The Paying Agent shall transfer funds from the Collection Account to the Distribution Account pursuant to Section 3.2 and as otherwise directed by the Company in accordance with this Agreement.

(g) Except as expressly permitted in this Section 3.1 or in the Minimum Deposit Provisions, in no event shall the Company or any Grantor have the right to withdraw, or otherwise direct the transfer of, funds from the Collection Account.

Section 3.2 Distribution Account. (a) On the Document Effective Date, the Company shall establish the Distribution Account at the Account Bank in accordance with the Account Control Agreement. Subject to the Minimum Deposit Provisions, the Paying Agent shall transfer from the Collection Account to the Distribution Account, for application pursuant to Section 5.1, not later than 12:00 p.m. New York City time on the Business Day immediately preceding each Distribution Date (and not earlier than on such immediately preceding Business Day), the amount specified in the Distribution Date Report delivered pursuant to Section 11.3 for such Distribution Date (it being understood that such amount shall not include any Loan Proceeds Received during the Due Period in which such Distribution Date occurs). The Paying Agent may invest overnight, solely in Permitted Investments of an overnight nature, any funds held in the Distribution Account on the Business Day prior to any Distribution Date; all income or gain realized from such investments of funds shall be for the benefit of the Company. Except as otherwise expressly provided in Sections 3.3, 3.4 and 3.5, no funds from any other source shall be commingled in the Distribution Account. Except as otherwise expressly provided in Sections 3.3, 3.4 and 3.5 (with respect to amounts deposited in the Distribution Account pursuant to such sections), amounts on deposit in the Distribution Account (including interest and earnings thereon) shall be allocated and may be withdrawn and disbursed only in accordance with the provisions of Section 5.1. The Paying Agent shall be authorized and directed to withdraw funds from the Distribution Account only to (a) make disbursements in accordance with this Agreement or (b) correct an erroneous transfer from the Collection Account, if so directed by the Notes Designee and Lender.

(b) For administrative purposes, the Paying Agent shall be entitled to cause any funds to be deposited into the Distribution Account to be deposited into the Purchase Money Notes Distribution Debt Service Account or the Facility Notes Distribution Debt Service Account, in its discretion, in order to facilitate payments to be made by the Paying Agent with respect to the Purchase Money Notes or the Facility Loans.

Section 3.3 Funding of Voluntary Prepayments. In the event that the Company shall specify any voluntary prepayment in respect of the Purchase Money Notes or the Facility Loans pursuant to Section 11.3(e) hereof, the Company shall deposit with the Paying Agent, for application pursuant to clause (ii)(x) of Section 11.4 hereof, not later than 12:00 p.m. New York City time on the Business Day immediately preceding the relevant Distribution Date, an amount of immediately available funds (in Dollars) equal to the amount of such voluntary prepayment. The Paying Agent shall deposit such funds into the Distribution Account. The Paying Agent may invest overnight, solely in Permitted Investments of an overnight nature, any such funds transferred to it pursuant to this Section 3.3; all income or gain realized from such investments of such funds shall be for the benefit of the Company. Such funds, including any such overnight investments (except for such income or gain), shall be held in trust by the Paying Agent for the benefit of the Note Holders and/or the Lenders, as applicable, to be applied (net of any shortfall not otherwise deposited by the Company pursuant to Section 3.4(a) on such Distribution Date in funds required to be distributed on such Distribution Date pursuant to Section 5.1(a)(i) through (vii)) on the relevant Distribution Date as specified in Section 11.4; and such funds may be disbursed only in accordance with the provisions of Section 11.4, and not for any other purpose. To the extent a Note Holder deposits a Settlement Payment (as defined in the Purchase Money Note) in the Distribution Account, the Company shall cause such Settlement Payment to be distributed on the next succeeding Distribution Date (so long as such deposit is made prior to the related Determination Date) by following the above procedures.

In addition to voluntary prepayments on a Distribution Date in accordance with the preceding paragraph, the Company may voluntarily prepay the Purchase Money Notes or the Facility Loans on the first Business Day of any month upon (i) at least five (5) Business Day’s prior written notice to the Paying Agent and the Note Holders or Lenders, as applicable, and (ii) the Company depositing with the Paying Agent, not later than 12:00 p.m. New York City time on the Business Day immediately preceding the date of prepayment, an amount of immediately available funds (in Dollars) equal to the amount of such voluntary prepayment plus interest accrued on such principal prepayment to the date of payment; provided, however, in connection with and from the date of any Receiver Note Disposition or any Receiver Facility Disposition, the Receiver

may determine (in its sole discretion) that voluntary prepayments shall only be permitted on a Distribution Date. The Paying Agent shall deposit such funds into the Distribution Account. The Paying Agent may invest overnight, solely in Permitted Investments of an overnight nature, any such funds transferred to it pursuant to this Section 3.3; all income or gain realized from such investments of such funds shall be for the benefit of the Company. Such funds, including any such overnight investments (except for such income or gain), shall be held in trust by the Paying Agent for the benefit of the Note Holders and/or the Lenders, as applicable, to be applied on the relevant date of prepayment as specified in irrevocable instructions from the Company to the Paying Agent. Any such prepayments shall be made to each Note Holder or Lender, as the case may be, in accordance with its Pro Rata Share.

Section 3.4 Funding of Certain Payment Obligations.

(a) If the amounts transferred from the Collection Account to the Distribution Account in accordance with Section 3.2 are less than the amount necessary to pay all amounts required to be paid pursuant to Sections 5.1(a)(i) through (vii) on any Distribution Date, then, not later than 12:00 p.m. New York City time on the Business Day immediately preceding such Distribution Date, the Company shall deposit with the Paying Agent an amount of immediately available funds (in Dollars) equal to the amount of the shortfall in amounts required to be paid by Sections 5.1(a)(i) through (vii) on such Distribution Date.

(b) Not later than 12:00 p.m. New York City time on the Business Day immediately preceding the Maturity Date, the Company shall deposit with the Paying Agent immediately available funds (in Dollars) in an amount sufficient, after taking into account all distributions to be made on the Maturity Date (treating such Maturity Date as if it were a Distribution Date) pursuant to Section 5.1 hereof, to pay the outstanding principal amount of, all accrued and unpaid interest on, and any other amounts due and owing with respect to the Purchase Money Notes and the Facility Loans in full on the Maturity Date.

(c) The Paying Agent shall deposit into the Distribution Account any funds transferred to it pursuant to this Section 3.4. The Paying Agent may invest overnight, solely in Permitted Investments of an overnight nature, any funds transferred to it pursuant to this Section 3.4; all income or gain realized from such investments of such funds shall be for the benefit of the Company. Such funds, including any such overnight investments (except for such income or gain), shall be held in trust by the Paying Agent for the benefit of the Note Holders and/or the Lenders, as applicable, to be applied on the relevant Distribution Date or the Maturity Date, as applicable (or, in the case of Section 3.4(b) and with respect to any particular Note Holder or Lender, upon later surrender of the Purchase Money Notes of such Note Holder or the Facility Notes of such Lender, if required), to the payment of the relevant amounts described in Section 3.4(a) or (b), as applicable; and such funds may be disbursed only in accordance with the provisions of this Section 3.4, and not for any other purpose.

Section 3.5 Purchase Price Adjustment. If the Receiver is required to make any payment to the Company pursuant to Section 8.3 of the Purchase and Assumption Agreement, and elects to make such payment in cash to the Paying Agent (rather than by setoff against the Purchase Money Notes), then the Paying Agent shall (i) deposit any such funds paid to it into the Distribution Account and (ii) on the first Distribution Date following its receipt of such payment from the Receiver, apply such payment to the Purchase Money Notes, based on their Pro Rata Shares, as a prepayment of the outstanding principal owed thereunder. The Paying Agent may invest overnight, solely in Permitted Investments of an overnight nature, any such funds transferred to it by the Receiver as described above in this Section 3.5; all income or gain realized from such investments of such funds shall be for the benefit of the Company. Such funds, including any such overnight investments (except for such income or gain), shall be held in trust by the Paying Agent for the benefit of the Note Holders, to be applied on the Distribution Date described above in this Section 3.5; and such funds may be disbursed only in accordance with the provisions of this Section 3.5, and not for any other purpose. With respect to any deposit made pursuant to this Section 3.5, the Paying Agent shall inform the Company that such deposit has been made, and the Company shall promptly thereafter provide the Paying Agent with instructions specifying the amounts to be paid to the Note Holders.

Section 3.6 Account Bank Provisions.

Any instruction to the Paying Agent given pursuant to the terms of this Agreement or to the Account Bank under the Account Control Agreement with respect to the transfer, holding, deposit and withdrawal of all funds held in the Debtor Accounts shall be deemed to constitute an instruction to the Account Bank and to the Paying Agent, respectively (even if given to one and not the other). The Account Bank shall be a third-party beneficiary of this Agreement.

ARTICLE IV

ADDITIONAL PROVISIONS RELATED TO THE ACCOUNTS

Section 4.1 Investment of Funds in Debtor Accounts.

(a) The Paying Agent shall invest the amounts on deposit in the Collection Account in Permitted Investments in accordance with investment directions from the Company but with a maturity that allows for, or otherwise in a Permitted Investment that permits, their timely liquidation and transfer to the Distribution Account in accordance with Section 3.2. If the Paying Agent has not been given any such investment directions, the balance standing to the credit of the Collection Account will remain uninvested with no liability for interest thereon. It is agreed and understood that the Paying Agent may earn fees associated with Permitted Investments.

(b) If, on any date when the Paying Agent is to transfer funds from the Collection Account to the Distribution Account, the amount of funds (disregarding Permitted Investments) then on deposit in the Collection Account is less than the amount that the Paying Agent is so required to transfer to the Distribution Account, the Paying Agent shall liquidate the Permitted Investments (or portions thereof) to the extent necessary to make up such shortfall. The net costs and expenses, if any, of such liquidation (including any loss of principal) shall be allocated entirely to the Collection Account. The Paying Agent shall liquidate all those Permitted Investments that can be liquidated without interest cost or penalty before it shall liquidate any Permitted Investment, the liquidation of which would involve an interest cost or penalty. The Paying Agent shall have no liability with respect to any interest cost or penalty on the liquidation of any Permitted Investment pursuant to this Section 4.1(b).

(c) The Paying Agent shall have no liability with respect to Permitted Investments (or any losses resulting therefrom) made at the direction of the Company pursuant to this Agreement.

(d) All references in this Agreement to the cash, moneys or funds in the Debtor Accounts or balances of the Debtor Accounts shall include the investments in which such moneys are invested.

(e) The Paying Agent may execute any investment directions provided to it in respect of the Permitted Investments through its Affiliates, and neither the Paying Agent nor its Affiliates shall have a duty to monitor the investment rating of any such Permitted Investments. The Paying Agent will have no obligation to invest or reinvest any funds if all or a portion of such funds are deposited with the Paying Agent after 11:00 a.m. New York City time on the day of deposit. Directions to invest or reinvest that are received after 11:00 a.m. New York City time will be treated as if received on the following Business Day in New York. Subject to Section 4.1(b) above, the Paying Agent will have the power to sell or liquidate Permitted Investments whenever the Paying Agent will be required to make a transfer pursuant to the terms hereof. The Paying Agent will have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of any funds in accordance with the terms of this Agreement.

Section 4.2 Interest. Any interest or other earnings accrued on any balances in any Debtor Account, or on any investment thereof, shall be credited to and accumulated in such Debtor Account and thereafter be applied without differentiation from other funds in such Debtor Account.

Section 4.3 Payment Procedures. All amounts that from time to time are distributable by the Paying Agent from the Distribution Account in accordance herewith shall be paid by the Paying Agent (from amounts on deposit in the Distribution Account) not later than 12:00 p.m. New York City time on the Distribution Date (or, in the case of any distribution specified in Section 3.4(b), on such other date as may be specified in such section) in immediately available funds (but not before such amounts become immediately available to it). All payments made by the Paying Agent shall be made in accordance with the Distribution Date Report (or, in the case of any distribution specified in Section 3.3 or 3.4(b), in accordance with such instructions as the Company delivers to the Paying Agent in accordance with such section) and this Agreement.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Priority of Payments.

(a) Not later than 12:00 p.m. on each Distribution Date, the Paying Agent shall disburse amounts on deposit in the Distribution Account (which shall include the Purchase Money Notes Distribution Debt Service Account and the Facility Notes Distribution Debt Service Account) in accordance with the priorities set forth in Sections 5.1(a)(i) through (viii) below (the “Priority of Payments”) and pursuant to the Distribution Date instructions contained in the Distribution Date Reports delivered pursuant to Section 11.4 in the following order of priority:

(i) Custodian/Paying Agent/Account Bank/Notes Registrar Payments. First, to pay any unpaid fees and expenses and indemnities of the Custodian, the Paying Agent, the

Notes Registrar and the Account Bank, including any indemnification payments, taxes owed or Attorney Costs owed to the Custodian, the Paying Agent, the Notes Registrar and the Account Bank in accordance with the terms of this Agreement or other applicable PA Financing Transaction Document as of the Determination Date immediately preceding such Distribution Date and invoiced to the Company by the Custodian, the Paying Agent, the Notes Registrar or the Account Bank, as the case may be, at least fifteen (15) days prior to submitting the Distribution Date Report; provided that, while the Company is the Custodian, the Company may elect, in its sole discretion and by indicating so in the Distribution Date Report, to forego the distribution of funds owed to the Custodian pursuant to this clause (i);

(ii) Reimbursable Expenses. Second, to Agents, Lenders (to their respective Lender’s Account) and Note Holders (to their respective Note Holder’s Account), to repay any outstanding Reimbursable Expenses of such Agents, Lenders and Note Holders that made or incurred such Reimbursable Expenses of which the Company received written demand for payment at least fifteen (15) days prior to submitting the Distribution Date Report;

(iii) Interest on Purchase Money Notes. Third, to the Note Holders (to their respective Note Holder’s Account and in accordance with such Note Holder’s Pro Rata Share), to pay all accrued and unpaid interest (including any Default Interest and any Withholding Tax Gross-Up Payment, if applicable) with respect to the Purchase Money Notes;

(iv) Borrowing Base Shortfall. Fourth, the amount of any Borrowing Base Shortfall, first (A) to the Note Holders (to their respective Note Holder’s Account and in accordance with such Note Holder’s Pro Rata Share), until the outstanding principal balances of the Purchase Money Notes have been reduced to zero, and (B) the remainder, if any, to the Lenders (to their respective Lender’s Account and in accordance with such Lender’s Pro Rata Share);

(v) Principal of Purchase Money Notes. Fifth, to the Note Holders (to their respective Note Holder’s Account and in accordance with such Note Holder’s Pro Rata Share) to pay any principal then due and payable on the Purchase Money Notes;

(vi) Interest on Facility Loans. Sixth, to the Lenders (to their respective Lender’s Account and in accordance with such Lender’s Pro Rata Share) if such Distribution Date is an Interest Payment Date, to pay all accrued and unpaid interest (including any Default Interest and any Withholding Tax Gross-Up Payment, if applicable) with respect to the Facility Loans;

(vii) Principal of Facility Loans. Seventh, to the Lenders ((to their respective Lender’s Account and in accordance with such Lender’s Pro Rata Share) to pay any principal then due and payable on the Facility Loans; and

(viii) Conditional Distribution to the Company. Eighth, any remaining portion of the amount first described above in this Section 5.1(a), to such account as the Company may designate to the Paying Agent in writing from time to time, provided that if the Paying Agent has received a Notice of Exclusive Control (as defined in the Account Control

Agreement) from the Collateral Agent, then, unless and until the Paying Agent has received another written notice from the Collateral Agent rescinding such Notice of Exclusive Control (and in any event without limitation of the Collateral Agent’s rights under the Account Control Agreement and the Security Agreement), such remaining portion shall be applied as directed by the Collateral Agent from time to time (and held by the Paying Agent for the benefit of the Collateral Agent pending such directions).

(b) If the aggregate amount available to be distributed on the applicable Distribution Date pursuant to Sections 5.1(a)(i) through (vii) is less than the amount required to be distributed by such Sections 5.1(a)(i) through (vii), then the Company shall deposit the amount of the shortfall into the Distribution Account from its own funds such that the full amount of such required distributions for such Distribution Date may be made on such date.

(c) The Paying Agent shall also distribute on the relevant Distribution Date the amount of voluntary prepayments made for such date pursuant to Section 3.3, to the Lenders in the case of prepayment of the Facility Loans (to their respective Lender’s Account and in accordance with such Lender’s Pro Rata Share), or to the Note Holders in the case of prepayment of the Purchase Money Notes (to their respective Note Holder’s Account and in accordance with such Note Holder’s Pro Rata Share).

ARTICLE VI

CUSTODIAL DOCUMENTS

Section 6.1 Delivery of Custodial Documents.

(a) Delivery. (i) On the Document Effective Date while the Company is acting as Custodian and (ii) ninety (90) days (or such later date as the Collateral Agent may consent to with respect to all or any portion of the Custodial Documents, such consent not to be unreasonably withheld or delayed) after the appointment of a Custodian other than the Company, the Debtors shall deliver or cause to be delivered the Custodial Documents (together with an index thereof) to the Custodian at the offices of the Custodian designated in writing to the Company (the “Office”), which initially shall be located at 10 Post Office Square, Boston, MA 02109, 160 Bovet Road, San Mateo, CA 94402, 75 North Oaks Boulevard, Pasadena, CA 91103 and 3003 Tasman Drive, Santa Clara, CA 95054. Without limitation of the foregoing, the Company shall deliver a notice to the Custodian (with copies to the Collateral Agent and the Notes Designee) when it considers the Debtors to have complied with the foregoing obligation.

(b) Collateral Certificate; Exceptions. The Custodian shall make available during normal business hours, and at such other hours as might be reasonable in the circumstances, to the Company and the Receiver (and representatives of the Company and the Receiver) an office space at the Office that is sufficient to accommodate up to six (6) people to review the Custodial Documents with representatives of the Custodian for a period of not more than ten (10) days prior to the delivery of the Collateral Certificate (as defined below). In the case of the Company as Custodian, within ninety (90) days after the Document Effective Date or, in the case of any other Custodian, within ninety (90) days after the delivery of the Custodial Documents to the Custodian (or, if earlier, the delivery to the Custodian of the notice described in the third sentence of Section 6.1(a)), the Custodian shall execute and deliver to the Company, the Notes Designee, and the

Collateral Agent a certificate, substantially in the form annexed hereto as Exhibit E, to the effect that the Custodian has received and reviewed the Custodial Documents, including a Loan Schedule and Exception List (“Collateral Certificate”). In reviewing the documents provided with respect to a Loan, the Custodian shall examine the same in accordance with the Review Procedures and determine, with respect to each such document, whether it (i) appears regular on its face (i.e., is not mutilated, damaged, torn, defaced or otherwise physically altered), (ii) relates to such Loan, (iii) has been executed by the named parties thereon, (iv) where applicable, purports to be recorded and (v) appears to be what it purports to be. Notwithstanding the foregoing, with respect to each Loan, the Custodian shall not be required to examine the Underlying Collateral Documents in accordance with the foregoing but shall only be required to determine (I) whether all Loan Documents reasonably expected to accompany that Loan have been delivered to it, and (II) if any of the required endorsements on any Loan Notes are missing.

(c) Custodial Documents. For each Loan and Acquired Property, to the extent applicable and available, the “Custodial Documents” shall include the following:

(i) the original Loan Note bearing all intervening endorsements, and for each Loan Note, (i) (x) an executed Receiver Allonge, (y) a stamped and executed endorsement on such Loan Note by or on behalf of the Receiver to the Company, or (z) if such Loan Note is not available, an executed Receiver Assignment and Lost Instrument Affidavit, and (ii) (x) an executed Grantor Allonge effecting the current endorsement of the original Loan Note in blank, (y) the following endorsement in blank stamped and executed on the original Loan Note:

PAY TO THE ORDER OF _______________________________, WITHOUT RECOURSE.

By:
Name:
Title:

or (z) if such Loan Note is not available, an executed Grantor Assignment and Lost Instrument Affidavit;

(ii) the original Mortgage with evidence of recording thereon, or a certified copy thereof from the applicable Recording Office, or a copy thereof together with an officer’s certificate of the related Borrower, title company, escrow agent or closing attorney certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the applicable Recording Office;

(iii) the originals of all assumption, modification, consolidation or extension agreements (if any) with evidence of recording thereon, or certified copies thereof from the applicable Recording Office, or copies thereof together with a certification by or other similar evidence from the applicable Recording Office or an officer’s certificate of the related Borrower, title company, escrow agent or closing attorney certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the applicable Recording Office;

(iv) the Acquired Property Files;

(v) [Reserved];

(vi) for each Mortgage, (x) the original Grantor Mortgage Assignment in blank, signed in the name of the Company (or other applicable Grantor), and (y) the original Receiver Mortgage Assignment, signed in the name of the Receiver, in each case in form and substance acceptable for recording;

(vii) for each Mortgage, the originals of all other intervening mortgage assignments (if any) with evidence of recording thereon, or certified copies thereof from the applicable Recording Office, or copies thereof together with an officer’s certificate of the related Borrower, title company, escrow agent or closing attorney certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the applicable Recording Office;

(viii) the original attorney’s opinion of title and abstract of title or the original mortgage title insurance policy or, if the original mortgage title insurance policy has not been issued, the irrevocable commitment to issue the same;

(ix) the originals of all Underlying Collateral Documents executed in connection with the Loan, if available;

(x) Uniform Commercial Code financing statements with recording information thereon from the Recording Offices if necessary to perfect the security interest of the Loan under the Uniform Commercial Code;

(xi) [Reserved];

(xii) any bailee letters regarding any Loan Notes or other Custodial Documents held by the bailee.

The “Custodial Documents” shall not include (x) with respect to Floor Plan Loans, any vehicle title certificate or other document evidencing title in or ownership of motor vehicles constituting Underlying Collateral, and (y) with respect to Warehouse Loans, any note, promissory note or loan agreement evidencing extensions of credit by the Borrower thereunder, or any deed of trust, deed, trust deed, deed to secure debt, mortgage, contract for the sale of real property, assignment, or collateral agreement in respect of the Underlying Collateral (such documents in (x) and (y), “Springing Custodial Documents”); provided that (1) the Debtors shall, within ten (10) days of the Collateral Agent’s request therefor during the continuance of an Event of Default, use commercially reasonable efforts to obtain and deliver or cause to be delivered such Springing Custodial Documents to the Custodian together with a corresponding Supplemental Delivery Certificate, and (2) ten (10) days after the Collateral Agent’s request therefor during the continuance of an Event of Default, the Springing Custodial Documents shall be considered “Custodial Documents”.

From time to time, the Collateral Agent may designate in writing to the Custodian and the Company such other documents (“Designated Custodial Documents”) as the Collateral Agent shall deem reasonably necessary or appropriate to effect, perfect or protect the priority of the Liens granted (or purported to be granted) in Section 3.1 of the Security Agreement as “Custodial Documents” and, upon and after such designation, such Designated Custodial Documents shall be considered “Custodial Documents”.

(d) Supplemental Deliveries. The Debtors shall deliver or cause to be delivered to the Custodian (i) any and all additional Custodial Documents other than with respect to any Acquired Property within thirty (30) days following the execution and delivery of any such instrument and (ii) any and all Custodial Documents with respect to any Acquired Property within thirty (30) days following receipt of any such instrument. All such deliveries of Custodial Documents pursuant to this Section 6.1(d) shall be accompanied by a certificate in the form of Exhibit G (a “Supplemental Delivery Certificate”), prepared by an Authorized Representative of the Company, itemizing the Custodial Documents being delivered to the Custodian in such delivery and identifying the Loan or Acquired Property to which each such Custodial Document relates. After the receipt thereof, the Custodian shall (A) examine the additional Custodial Documents provided with respect to a Loan or Acquired Property in accordance with the Review Procedures and determine, with respect to each such document, whether it (i) appears regular on its face (i.e., is not mutilated, damaged, torn, defaced or otherwise physically altered), (ii) relates to such Loan or Acquired Property, (iii) has been executed by the named parties thereon, (iv) where applicable, purports to be recorded and (v) appears to be what it purports to be and (B) ensure that all such Custodial Documents with respect to a Loan or Acquired Property are placed in the file for the related Loan. In the event the Custodian determines that the Supplemental Delivery Certificate is inaccurate, the Custodian shall so notify the Company in writing no later than three (3) Business Days following its receipt of the Supplemental Delivery Certificate. Within fifteen (15) Business Days after the end of each calendar month, the Custodian shall provide the Company (with a copy to the Collateral Agent and Notes Designee) with a Collateral Certificate, to the effect that the Custodian has received and reviewed the additional Underlying Collateral Documents received by the Custodian during such calendar month, and include a revised Loan Schedule and Exception List.

(e) Loan Schedules; Exception Lists; Review Procedures. Each Loan Schedule and Exception List shall list all Exceptions using such codes as shall be in form and substance agreed to by the Custodian and the Company. Each Loan Schedule and Exception List delivered by the Custodian to the Company shall supersede and cancel the Loan Schedule and Exception List previously delivered by the Custodian to the Company hereunder and shall replace the then-existing Loan Schedule and Exception List to be attached to the Collateral Certificate. Notwithstanding anything to the contrary set forth herein, in the event that the Loan Schedule and Exception List attached to the Collateral Certificate is different from the most recently delivered Loan Schedule and Exception List, then the most recently delivered Loan Schedule and Exception List shall control and be binding upon the parties hereto. The delivery of each Loan Schedule and Exception List to the Company shall constitute the Custodian’s representation to each of the Company, the Note Holders, the Lenders, the Notes Designee and the Collateral Agent that, other than the Exceptions listed as part of the last delivered Loan Schedule and Exception List: (i) all documents reasonably expected to accompany any Loan or Acquired Property pursuant to Section 6.1 of this Agreement have been delivered and are in the possession of the Custodian as part of the Custodial Documents, (ii) all such documents have been reviewed and examined by the Custodian in accordance with the Review Procedures and appear on their face to be regular and to relate to such Loan or Acquired Property and to satisfy the requirements set forth in Section 6.1 of this Agreement and (iii) subject to the provisions of Section 7.2(b), each Loan or Acquired Property identified on such Loan Schedule and Exception List is being held by the Custodian as the bailee for the applicable Debtor. In connection with a Loan Schedule and Exception List delivered hereunder by the Custodian, the Custodian shall make no representations as to and shall not be responsible for verifying (A) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the Custodial Documents or (B) the collectability, insurability, effectiveness or suitability of any such Loan or Acquired Property. To the extent that any of the documents or materials required to be provided by the Company to the Custodian pursuant to Sections 6.1(c)(ii) - (iii), (vii) and (viii) are not available as originals or as certified copies and the absence of such item would not, in the reasonable judgment of the Company, affect the value of the Loan or Acquired Property or the ability to enforce the rights of the mortgagee (and the Company otherwise is not required to do so in order to comply with the Servicing Obligations), the Company shall not be required to expend more than nominal funds to provide such original or certified copies unless or until they are necessary for the enforcement of such rights, or unless or until the Notes Designee or the Collateral Agent provides written notice to the Custodian that it requires the Company to act to cure such exceptions, and all such matters shall remain as exceptions on the Loan Schedule and Exception List.

Section 6.2 Examination of Custodian Files; Copies.

(a) The Company, the Notes Designee and the Collateral Agent and their respective agents, accountants, attorneys and auditors, and any other Persons designated by the Company, the Notes Designee or the Collateral Agent, as applicable, in writing as authorized to access and review the Custodial Documents, shall be permitted during normal business hours to examine the Custodial Documents upon reasonable prior written notice to the Custodian.

(b) Upon the request of the Company, the Notes Designee or the Collateral Agent, the Custodian shall provide copies of any requested Custodial Documents. The requesting party shall reimburse the Custodian for the actual, reasonable and customary costs incurred in providing copies of such Custodial Documents.

Section 6.3 Shipment of Custodial Documents. Prior to any shipment of any Custodial Documents hereunder, the Company shall deliver to the Custodian written instructions as to the method of shipment and the shipper that the Custodian is to utilize in connection with the transmission of such Custodial Documents. The Company shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to the Custodial Documents as the Company may deem appropriate. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, including the Company, arising out of actions of the Custodian pursuant to this Section 6.3 consistent with the instructions of the Company. In the event that the Custodian does not receive such written instructions, the Custodian shall be authorized and shall be indemnified as provided herein to utilize a nationally recognized courier service.

Section 6.4 Delivery of Non-Original Signatures. A facsimile, machine-generated or stamp signature may be used on the endorsements of any Loan Note (including the endorsements by allonge) if and to the extent that a facsimile, machine-generated or stamp signature on an endorsement or an allonge (as applicable) is legally enforceable under applicable Law. If the Company endorses any Loan Notes using a facsimile or machine-generated signature or stamp signature, it shall so inform the Collateral Agent, with a copy to the Custodian prior to the time that the Company undertakes to endorse the applicable Loans or delivers any further Custodial Documents to the Custodian. The Collateral Agent reserves the right to request that the Company provide the Collateral Agent with a written legal opinion from the Company’s counsel to the effect that such facsimile or machine-generated or stamp signatures are legally enforceable, to the same extent as original signatures, under applicable Law. If the Company provides notice to the Collateral Agent, with a copy to the Custodian, that it will use facsimile or machine-generated or stamp signatures on its endorsements, the Custodian shall be authorized to accept such endorsements unless and until the Collateral Agent directs otherwise in writing to the Custodian, with a copy to the Company (which the Collateral Agent will do only if it requests and does not receive a legal opinion regarding the same from the Company).

ARTICLE VII

CUSTODIAN

Section 7.1 Appointment of the Custodian.

Subject to the terms and conditions of this Agreement, the Debtors hereby appoint the Company to perform the duties of the Custodian, and the Company hereby accepts such appointment as Custodian, to act as the Collateral Agent’s agent, custodian, and bailee to hold and maintain custody of the Custodial Documents. For the purpose of satisfying clause (vi) of the definition of “Qualified Custodian”, the Collateral Agent hereby consents, subject to ongoing compliance with the BIC Requirements, to the appointment of the Company as the Custodian.

Section 7.2 Obligations of the Custodian.

(a) Maintenance of Custody. Subject to the provisions of this Section 7.2, the Custodian shall (i) hold and maintain continuous custody of all Custodial Documents received by it in trust for and for the benefit of the Debtor, (ii) act with the same degree of care and skill that the Custodian exercises with respect to any loan files relating to similar loans owned, serviced or held as custodian by the Custodian and, in any event, in accordance with customary standards for such custody and, for so long as the Company is the Custodian, in accordance with the BIC Requirements, (iii) reflect in its records the interest of the applicable Debtor therein, (iv) dispose of the Custodial Documents only in accordance with the provisions of this Agreement and (v) subject to the provisions of Section 7.2(b), hold all Custodial Documents received by it for the exclusive use and benefit of the applicable Debtor, and make disposition thereof only in accordance with written instructions furnished by the applicable Debtor. The Custodian shall hold the Custodial Documents in the mainland United States.

(b) Pledge of Loans to the Collateral Agent. Pursuant to the terms and conditions of the Security Agreement, the Company has pledged all of its rights, title and interest in and to the Collateral to the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations. Accordingly, notwithstanding anything to the contrary contained in this Agreement, the Custodian acknowledges and agrees that it holds possession of the Loan Notes and the other Custodial Documents for the Collateral Agent’s benefit pursuant to Section 9-313(c) of the NY UCC (or the analogous provision under the Uniform Commercial Code as adopted in any other relevant jurisdiction) as in effect on the date hereof and as bailee for the Collateral Agent; provided, however, that, subject to the provisions of Section 7.2(d), such pledge shall not affect the right of the Custodian to rely on instructions from the Company hereunder. The Custodian’s records shall reflect the pledge of the Loans, the Acquired Property and the Custodial Documents by the Grantors to the Collateral Agent until such time as the Custodian receives a Request for Release and Receipt of Custodial Documents from the Company pursuant to Section 7.2(f)(ii) or Section 7.2(f)(iv) at which time the Custodian shall change its records to reflect the release of the pledge of such Loans, such Acquired Property and such Custodial Documents and that the Custodian is holding such Loans, such Acquired Property and such Custodial Documents as custodian for, and for the benefit of, the Company or its respective designees. In the circumstances described in Section 7.2(f)(iii), the Custodian shall (i) make a written request for the return of all Custodial Documents removed from the Custodian’s possession within fifteen (15) days after their removal (if the same are not returned before such time) and thereafter, continue to use commercially reasonable efforts to obtain the return of such removed Custodial Documents until such time as the Custodial Documents are returned and (ii) provide on a monthly basis to the Collateral Agent and the Company an aging report identifying the released (and unreturned) Custodial Documents.

(c) Qualification To Conduct Business. Nothing contained in this Agreement shall be construed to require the Custodian to qualify to do business in any jurisdiction other than (i) any jurisdiction in which any Custodial Document is or may be held by the Custodian from time to time under this Agreement or (ii) any jurisdiction in which the ownership of its property or the conduct of its business requires such qualification and in which the failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties and obligations under this Agreement.

(d) Event of Default Under the Security Agreement. Any term of this Agreement to the contrary notwithstanding, upon the Custodian’s receipt from the Collateral Agent of written notice that an Event of Default has occurred and is continuing, the Custodian shall take instructions only from the Collateral Agent (and shall not take instruction from the Company or any other Person) as to any action to be taken by the Custodian hereunder.

(e) Third Party Demands. In the event that (i) the Company or the Custodian is served by a third party with any type of levy, attachment, writ or court order with respect to any Custodial Document or (ii) a third party shall institute any court proceeding by which any Custodial Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings, to the extent permitted by applicable Law. The Custodian shall, to the extent permitted by applicable Law, continue to hold and maintain all of the Custodial Documents that are the subject of such proceedings pending a final, non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall release such Custodial Documents as directed by the Company, which shall give a direction consistent with such court determination.

(f) Release of Custodial Documents. Subject to the provisions of Section 7.2(d), the Custodian shall retain the Custodial Documents in its possession and custody at all times during the term hereof unless any one of the following events has occurred:

(i) If the Custodian has resigned or has been removed in accordance with the provisions of Section 9.1, the Custodian shall deliver the Custodial Documents to the successor Custodian in accordance with Section 9.1.

(ii) If the Custodian has received a Request for Release and Receipt of Custodial Documents from an Authorized Representative of the Company stating that the Company has received all amounts due under a Loan, or a discounted payoff as payment in full of such Loan, the Custodian shall release the related Custodial Documents to the Company in accordance with the instructions provided in such notice.

(iii) If the Custodian has received a Request for Release and Receipt of Custodial Documents from an Authorized Representative of the Company stating that the Company needs the Custodial Documents in order to foreclose on a Mortgaged Property, accept a deed in lieu thereof, or modify or restructure the terms thereof, the Custodian shall release the related Custodial Documents to the Company in accordance with the instructions provided in such notice.

(iv) If the Custodian has received a Request for Release and Receipt of Custodial Documents from an Authorized Representative of the Company stating that the Company has agreed to sell a Loan or the Underlying Collateral in accordance with Section 7.12(c) of the Security Agreement, the Custodian shall deliver the related Custodial Documents to the Company in accordance with the instructions provided in such notice.

(g) No Other Duties. The Custodian shall have no duties or responsibilities as Custodian except those that are specifically set forth herein and shall not be liable except for the performance of such duties and obligations. No implied covenants or obligations shall be read into this Agreement.

(h) No Investigation. The Custodian shall be under no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, acknowledgement, consent, order or other document that is included in the Custodial Documents.

(i) Cooperation. The Company shall use commercially reasonable efforts to provide any additional documentation or information reasonably requested by the Custodian in performing its duties and obligations hereunder.

ARTICLE VIII

FEES AND EXPENSES

Section 8.1 Fees and Expenses. The Custodian and the Paying Agent each shall charge such fees for its services and be reimbursed for such of its expenses under this Agreement as are set forth on Exhibit J, which fees and expenses the parties agree are reasonable and customary. The Company shall pay such fees and expenses (i) so long as the Company is acting as Custodian, directly to the Custodian and (ii) otherwise pursuant to the Priority of Payments. The Custodian’s and the Paying Agent’s rights to receive such fees and expenses for services performed shall survive any resignation or removal of the Custodian (including the Company while it serves in such capacity) or the Paying Agent or the termination or assignment of this Agreement. Nothing in this Section 8.1 shall be construed to limit in any way the right of the Custodian (including the Company while it serves in such capacity) or the Paying Agent to receive indemnification and reimbursement from the Debtors pursuant to Section 13.1.

ARTICLE IX

REMOVAL OR RESIGNATION

Section 9.1 Removal or Resignation of the Custodian or the Paying Agent.

(a) Resignation. Subject to the provisions of Section 9.1(c), the Custodian (unless the Custodian is the Company) or the Paying Agent may at any time resign (such resigning Person, the “Resigning Agent”) and terminate its respective obligations as Custodian or Paying Agent, as applicable, under this Agreement upon at least thirty (30) days’ prior written notice to the Notes Designee and the Collateral Agent. In the event the Custodian and the Paying Agent are the same Person, such Person must resign as both Custodian and Paying Agent. Promptly upon the Resigning Agent’s resignation as Custodian and/or Paying Agent, as applicable, subject to the provisions of the Security Agreement, the Company shall appoint, by written instrument, and with the prior written consent of the Collateral Agent (not to be unreasonably withheld, delayed or conditioned), a successor Custodian and/or Paying Agent, as applicable. Any such successor Custodian must be a Qualified Custodian and any such successor Paying Agent must be a Qualified Paying Agent. In the event that no successor shall have been appointed as Custodian and/or Paying Agent, as applicable, within such thirty (30) day period, the Resigning Agent, at the expense of the Company, may petition any court of competent jurisdiction to appoint a successor Custodian and/or Paying Agent, as applicable.

(b) Removal.

(A) In the case of any Custodian (other than the Company acting as Custodian) or any Paying Agent, and subject to the provisions of Section 9.1(c), the Company (with the prior written consent of the Collateral Agent (not to be unreasonably withheld or delayed)) or the Collateral Agent (which, when no Event of Default has occurred and is continuing, must be with the prior written consent of the Company (not to be unreasonably withheld or delayed)) may remove and discharge any Custodian and any Paying Agent (or any successor custodian or any successor paying agent thereafter appointed) without cause from the performance of its obligations under this Agreement upon at least thirty (30) days’ prior written notice to the Custodian or the Paying Agent, as applicable. Promptly after the giving of notice to the Custodian or the Paying Agent, as applicable, the Company shall appoint, by written instrument, and with the prior written consent of the Collateral Agent (not to be unreasonably withheld or delayed), a successor Custodian and/or Paying Agent, as applicable. Any such successor Custodian must be a Qualified Custodian and any such successor Paying Agent must be a Qualified Paying Agent.

(B) In the case of the Company acting as Custodian, and subject to the provisions of Section 9.1(c), the Collateral Agent may remove and discharge the Company as Custodian from the performance of its obligations under this Agreement by written notice to the Company as Custodian upon a Company Custodian Termination Trigger Event. Promptly after the giving of notice to the Company as Custodian, the Collateral Agent shall appoint, by written instrument, a successor Custodian.

(c) Effectiveness. No resignation or removal of the Person serving as Custodian and/or as Paying Agent pursuant to Section 9.1(a) or (b) shall be effective prior to the appointment of a successor Custodian and/or Paying Agent, as applicable, the acceptance of such appointment by such successor Custodian and/or Paying Agent, as applicable, and, in the case of a successor Paying Agent, the execution and delivery by such successor Paying Agent of an Account Control Agreement in the form of Exhibit N or otherwise satisfactory to the Collateral Agent. Upon appointment of a successor Custodian and/or Paying Agent, the successor Custodian and/or Paying Agent, as applicable, shall execute, acknowledge and deliver an instrument accepting such appointment under, and agreeing to be bound by the terms of, this Agreement, at which time the resignation or removal of the predecessor Custodian and/or Paying Agent shall become effective and the successor Custodian and/or Paying Agent, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of the Custodian and/or the Paying Agent, as applicable, under this Agreement, as if originally named Custodian and/or Paying Agent, as applicable, hereunder. A copy of such instrument shall be delivered to each Debtor, the Notes Designee, the Collateral Agent, the predecessor Custodian and/or Paying Agent, and the successor Custodian and/or Paying Agent.

(d) Transfer of Documents; Transfer of Funds.

(A) In the event of any removal or resignation as Custodian, the outgoing Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Documents, and each Debtor and the outgoing Custodian shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Custodian all rights, powers, duties and obligations of the Custodian as Custodian under this Agreement.

(B) In the event of any removal or resignation as Paying Agent, the outgoing Paying Agent shall promptly transfer to the successor Paying Agent, as directed, all funds deposited in the Debtor Accounts, and each Debtor and the Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Paying Agent all rights, powers, duties and obligations of the Paying Agent as Paying Agent under this Agreement.

(e) Costs. The Company shall be responsible for payment to any successor Custodian and/or Paying Agent, as applicable, of all reasonable fees and expenses of the successor Custodian and/or Paying Agent, as applicable, in becoming the Custodian and/or Paying Agent and any fees and expenses for transferring Custodial Documents or funds deposited in the Debtor Accounts to the successor Custodian and/or Paying Agent, as applicable.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 10.1 Representations, Warranties and Covenants.

(a) The Custodian, the Paying Agent and each Debtor represent and warrant to each other (and to each of the Note Holders, the Lender, the Notes Designee and the Collateral Agent) as follows:

(i) it has the requisite power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Agreement;

(ii) no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, and no consent of any other Person (including any stockholder or creditor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by it;

(iii) this Agreement has been duly executed and delivered on behalf of it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

(b) The Custodian represents and warrants to each of the Debtors, the Note Holders, the Lender, the Notes Designee and the Collateral Agent that the Custodian is a Qualified Custodian.

(c) The Paying Agent represents and warrants to each of the Debtors, the Note Holders, the Lender, the Notes Designee and the Collateral Agent that the Paying Agent is a Qualified Paying Agent.

Section 10.2 Insurance. At its own respective expense, each of the Custodian and the Paying Agent shall maintain at all times and keep in full force and effect (a) fire and other casualty insurance, (b) fidelity insurance, (c) theft of documents insurance, (d) forgery insurance and (e) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by financial institutions which act as paying agent and/or as custodian, as applicable, of collateral substantially similar to the Collateral. Upon written request, the Company shall be entitled to receive a certificate of the respective insurer that such insurance is in full force and effect.

ARTICLE XI

REPORTS

Section 11.1 Paying Agent Report.

(a) The Paying Agent shall make available to the Company, the Notes Designee and the Collateral Agent no later than 12:00 noon, New York City time, on each Distribution Date (commencing with the Distribution Date in December 2023), a report for the applicable Due Period (the “Paying Agent Report”) with respect to the Debtor Accounts (including setting forth in reasonable detail the balances of and any investments in such Debtor Accounts as of such date and all deposits (including Loan Proceeds deposits) to and disbursements from such Debtor Accounts, including the date on which made, since the date of the previous report) held by the Paying Agent pursuant to this Agreement and on such other information as may otherwise be agreed by the parties with respect to such Due Period, all as set forth on Exhibit K. The Paying Agent shall follow the procedures and perform the calculations and reconciliations required to prepare the Paying Agent Report, in each case as set forth on Exhibit K.

(b) The Paying Agent Report shall be based on information included in (i) the Distribution Date Report for the applicable Due Period and (ii) the internal records of the Paying Agent relating to distributions from the Distribution Account.

Section 11.2 Additional Reports.

(a) Within two (2) Business Days after receipt of a written request of the Company, the Notes Designee or the Collateral Agent for a Custodial Document Release Report, an updated Loan Schedule and Exception List, or (after the first delivery of a Collateral Certificate) an updated Collateral Certificate, the Custodian shall provide the requesting party with the Custodial Document Release Report, the updated Loan Schedule and Exception List or the updated Collateral Certificate, as applicable.

(b) The Paying Agent shall provide the Company, the Notes Designee and the Collateral Agent with online, real-time, view-only access to the Debtor Accounts.

(c) The Paying Agent shall provide any additional information or reports relating to the Debtor Accounts and the transactions therein reasonably requested from time to time by the Company, the Notes Designee or the Collateral Agent.

(d) Upon request of the Collateral Agent or the Notes Designee the Company shall prepare and deliver to the Collateral Agent or the Notes Designee, as applicable, a trial balance report having the fields described on Exhibit R (or, with respect to Additional Collateral and following consultation with, on a time-of-the-essence basis, the Company, such other fields as may be reasonably requested by the Collateral Agent or the Notes Designee from time to time).

Section 11.3 Debtor Distribution Date Accounting. Not later than seven (7) Business Days prior to each Distribution Date (commencing with the Distribution Date in December 2023), the Company shall prepare and deliver to the Paying Agent, the Collateral Agent and the Notes Designee a report, in the form of Exhibit Q, which shall specify the amounts and recipients of all funds to be distributed on such Distribution Date from the Distribution Account, all as determined as of the date of such report on the basis of information timely received by the Company prior to such date (the “Determination Date”) and certified by an Authorized Representative of the Company (with respect to any particular Distribution Date, the “Distribution Date Report”). In the event that the Collateral Agent wishes to revise the form of Distribution Date Report, the Collateral Agent shall, in its reasonable discretion after consultation with, on a time-of-the-essence basis, and upon not less than five (5) Business Days’ prior notice, to the Company and Paying Agent, provide a revised form of Distribution Date Report. The Distribution Date Report with respect to any particular Distribution Date shall contain the information listed below, the information indicated on the form of Distribution Date Report, and any other information reasonably requested by the Collateral Agent or the Paying Agent that is available to the Company and can be provided without undue burden:

(a) the aggregate amount of Loan Proceeds Received during the Due Period with respect to such Distribution Date;

(b) the Minimum Deposit Amount for the Due Period with respect to the following Distribution Date;

(c) the portion of the amount described in sub-clause (a) that consisted of interest payments collected on the Loans;

(d) for the Collection Account and the Distribution Account:

(i) the amount to be transferred from the Collection Account to the Distribution Account on the Business Day immediately preceding such Distribution Date (pursuant to Section 3.2); and

(ii) the amounts payable from the Distribution Account on such Distribution Date pursuant to the Priority of Payments (subject to the provisos set forth therein); and

(e) the amount of any voluntary prepayment to be made on such Distribution Date in respect of the outstanding principal amount of (i) the Purchase Money Notes or (ii) the Facility Loans (separately specifying each of (i) and (ii)) in accordance with the terms of the Purchase Money Notes and the Advance Facility Agreement, respectively; and

(f) the amount of any additional payment to be made by the Paying Agent on such Distribution Date pursuant to Section 3.4(a) hereof.

Any specification in a Distribution Date Report of a voluntary prepayment described in Section 11.3(e) shall be irrevocable and (without limitation of the foregoing) shall obligate the Company to deposit the funds necessary to effect the voluntary prepayment described in Section 11.3(e) as specified in Section 3.3 hereof. The Paying Agent may conclusively rely on each Distribution Date Report delivered to it, and each Distribution Date Report shall constitute instructions to the Paying Agent to make the transfers and distributions set forth therein.

Section 11.4 Distribution Date Instructions. Each Distribution Date Report shall contain, or be accompanied by (or shall otherwise be deemed to constitute), irrevocable instructions to the Paying Agent to (i)(x) transfer from the Collection Account to the Distribution Account the amount described in Section 11.3(d)(i) and (y) withdraw on the related Distribution Date from the Distribution Account and pay or transfer (on the relevant Distribution Date) the amounts described in Section 11.3(d)(ii) (in any event subject to the provisos set forth in Section 5.1 of this Agreement) and (ii) make on the relevant Distribution Date (x) the additional voluntary prepayments in respect of the Purchase Money Notes or the Facility Loans described in Section 11.3(e) (to each Note Holder or Lender, as the case may be, in accordance with its Pro Rata Share) and (y) the additional payments described in Section 11.3(f), in each case to the extent applicable.

Section 11.5 Books and Records. The Paying Agent shall maintain all such accounts, books and records as may be necessary to properly record all transactions carried out by it with respect to the Debtor Accounts, including all disbursements therefrom. The Paying Agent shall permit each Debtor, the Notes Designee and the Collateral Agent to examine such accounts, books and records that relate to any Debtor Account, provided that any such examination shall occur upon reasonable notice and during normal business hours.

ARTICLE XII

NO ADVERSE INTERESTS

Section 12.1 No Adverse Interests. By execution of this Agreement, the Company (i) represents and warrants that, except for Permitted/Excluded Liens, no Responsible Officer of the Company has any actual knowledge of any adverse interest, by way of security or otherwise, in any Loan and (ii) covenants that promptly after any Responsible Officer of the Company shall first have any actual knowledge of any such adverse interest (whether existing on the date hereof or hereafter arising), except for Permitted/Excluded Liens, the Company shall notify the Collateral Agent and the Notes Designee thereof (which notice shall describe such adverse interest in reasonable detail). The Loans shall not be subject to any security interest, lien or right to set-off by the Company or any third party claiming through the Company, and, except for Permitted/Excluded Liens, the Company shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in any of the Loans. For the purposes of this Section 12.1, a “Responsible Officer” of the Company means any Responsible Officer and any other officer of the Company directly responsible for the administration of this Agreement.

ARTICLE XIII

LIABILITY AND INDEMNIFICATION

Section 13.1 Liability; Indemnification.

(a) The Debtors shall, jointly and severally, indemnify and hold harmless each of the Custodian, the Paying Agent (including in its capacity as Notes Registrar) and their respective directors, officers, affiliates, assigns, agents and employees (each, a “Debtor Indemnitee”) against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether involving such Debtor or any third person), including Attorney Costs and litigation costs that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement, any PA Financing Transaction Documents or any action taken or not taken by it or them hereunder or thereunder, including in connection with the enforcement of this indemnity (collectively, “CPAA

Losses”) unless such CPAA Losses imposed on, incurred by or asserted against such Debtor Indemnitee were caused by the gross negligence, or willful misconduct of such Debtor Indemnitee. The foregoing indemnification shall survive any resignation or removal of the Custodian or the Paying Agent, as applicable, or the termination or assignment of this Agreement.

(b) In the event that the Custodian fails to produce a Custodial Document that was not identified as an Exception in the then-controlling Loan Schedule and Exception List within two (2) Business Days after required or requested by the Company, and such Custodial Document is not outstanding pursuant to a Request for Release and Receipt of Custodial Documents (a “Custodial Delivery Failure”), then (i) with respect to any missing Loan Note with respect to which a Custodial Delivery Failure has occurred and has continued in excess of three (3) Business Days, the Custodian promptly shall deliver to the Company upon request a Lost Instrument Affidavit in the form attached as Exhibit L (unless the original Loan Note shall have been delivered prior to such time) and (ii) with respect to any missing document related to such Loan, including a missing Loan Note, (A) the Custodian shall indemnify each Debtor and each Secured Party in accordance with Section 13.1(c) and (B) at the Company’s option, at any time the long-term obligations of the Custodian are rated below the second highest rating category of Moody’s or S&P, the Custodian shall obtain and maintain an insurance bond naming the Debtors and the Collateral Agent, and their successors in interest and assigns, as loss payees, insuring against any losses associated with the loss of such document, in an amount equal to the then-outstanding principal balance of the related Loan or such lesser amount requested by the Company in the Company’s sole discretion.

(c) The Custodian hereby indemnifies and holds harmless the other parties to this Agreement, the Secured Parties and their respective directors, officers, employees, agents and designees against any and all CPAA Losses that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or the Custodian’s negligence, lack of good faith, fraud or willful misconduct or any breach of any of the conditions, representations, warranties or obligations of the Custodian contained herein; provided that in no event shall the Custodian or any directors, officers, agents or employees of the Custodian have any liability with respect to any special, indirect, punitive or consequential damages suffered by any such indemnitee. The foregoing indemnification shall survive any termination or assignment of this Agreement.

ARTICLE XIV

CUSTODIAN AND PAYING AGENT

Section 14.1 Reliance of Custodian and Paying Agent.

(a) Documents; Communications. Each of the Custodian and the Paying Agent may rely conclusively on any request, instruction, certificate, direction, receipt, demand, consent, resolution, statement, instrument, opinion, report, order, judgment, notice or other document or communication furnished to the Custodian or the Paying Agent, as applicable, hereunder or under any other PA Financing Transaction Document that the Custodian or the Paying Agent, as applicable, believes in good faith (i) to have been signed or presented by an Authorized Representative and (ii) substantially conforms in form to the requirements of this Agreement.

(b) Requested Instructions. Subject to the provisions of Section 7.2(d), in which case the Custodian shall take instructions only from the Collateral Agent, if the Custodian or the Paying Agent requests instructions from the Company, the Collateral Agent or the Notes Designee with respect to any act, action or failure to act in connection with this Agreement, the Custodian or the Paying Agent, as applicable, shall be entitled (without incurring any liability therefor to any Debtor, any Secured Party or any other Person) to refrain from taking such action and continue to refrain from acting unless and until the Custodian or the Paying Agent, as applicable, shall have received written instructions from the Company, the Notes Designee or the Collateral Agent, as applicable.

(c) Certificates. Whenever the Custodian or the Paying Agent shall deem it necessary or desirable that a matter be proved or established in connection with taking or omitting any action by it hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, fraud or willful misconduct on the part of the Custodian or the Paying Agent, as applicable, be deemed to be conclusively proved or established by a certificate of an Authorized Representative of the relevant party delivered to the Custodian or the Paying Agent, as applicable.

(d) Reliance on Experts. The Custodian and the Paying Agent may consult with and obtain advice from reputable and experienced outside counsel, certified public accountants that are nationally recognized, or other experts, and the advice or any opinion of such counsel, accountants or other experts shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel, accountants or other experts. In the event the Custodian and/or the Paying Agent retains counsel, the Custodian and the Paying Agent shall be afforded the benefit of the attorney-client privilege with respect to all communications with such counsel, and in no event shall the Custodian or the Paying Agent be deemed to have waived any right or privilege, including, without limitation, the attorney-client privilege even if the communications with counsel had the effect of guiding the Custodian or the Paying Agent in the performance of duties hereunder. A successor Custodian or Paying Agent shall succeed to and hold the same respective rights and benefits of the predecessor for purposes of privilege, including the attorney-client privilege. No Person may raise any exception to the attorney-client privilege described herein as any such exceptions are hereby waived by all parties hereto.

(e) Limited Risk. None of the provisions of this Agreement shall require the Custodian or the Paying Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) Other Limitations on Liability.

(i) Neither of the Paying Agent nor the Custodian shall be deemed to have knowledge of any default, event of default, event or information, or be required to act upon any default, event of default, event or information (including the sending of any notice) unless the Paying Agent or Custodian shall have received written notice sent to the Paying Agent or the Custodian in accordance with Section 18.1 or a Responsible Officer of the Paying Agent or the Custodian has actual knowledge of such event or information and shall have no duty to take any action to determine whether any such event, default or event of default has occurred.

(ii) Delivery of any reports, information and documents to the Paying Agent or the Custodian provided for herein is for informational purposes only and the Paying Agent’s or Custodian’s receipt of such reports (including monthly distribution or servicer reports) and any Custodial and Paying Agency Agreement publicly available information, shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein.

(iii) Knowledge of the Paying Agent shall not be attributed or imputed to U.S. Bank Trust Company, National Association’s (or its Affiliates’) other roles in the transaction or any other transaction (and vice versa).

(iv) None of the Paying Agent, the Custodian or any of their respective directors, officers or employees shall be liable for any act or omission hereunder except in the case of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction or as otherwise agreed to by the applicable parties).

(v) None of the Paying Agent, the Custodian or any of their respective officers or employees shall be required to ascertain whether the issuance or sale of the Purchase Money Notes or any Facility Loans has been duly authorized or is in compliance with any other agreement to which the Company is a party (whether or not the Paying Agent or Custodian is also a party to such other agreement).

(vi) The Paying Agent and the Custodian shall not be bound to make any investigation into or to recalculate or otherwise verify the facts or matters stated in any certificate, report or other document.

(vii) In no event shall the Paying Agent or the Custodian be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to, lost profits), even if the Paying Agent or the Custodian, as applicable, has been advised of the likelihood of such damages or penalty and regardless of the form of action.

(viii) The Paying Agent and the Custodian shall have no implied duty to enforce another party’s obligations if a transaction agreement has not assigned such responsibility to a particular party.

(ix) The Paying Agent and the Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, pandemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(x) The Paying Agent and the Custodian shall not be obligated to take any legal action or commence any proceeding in connection with this Agreement or any other agreement, or to appear in, prosecute or defend any such legal action or proceeding.

(xi) Notwithstanding anything to the contrary in this Agreement, neither of Paying Agent nor the Custodian shall be required to take any action that is not in accordance with applicable law.

(xii) The right of the Paying Agent or the Custodian to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(xiii) Neither of Paying Agent nor the Custodian shall be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Secured Obligations, for the legality, enforceability, effectiveness or sufficiency of the PA Financing Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any Lien or performance of the Collateral.

(xiv) Neither of the Paying Agent nor the Custodian shall be responsible for, and makes no representation or warranty as to, the validity, legality, enforceability, sufficiency or adequacy of this Agreement, any of the other PA Financing Transaction Documents or any related document, or as to the correctness of any statement of any other party contained in any thereof.

(xv) Neither of the Paying Agent nor the Custodian shall be liable for any action or inaction of the Company or any other party (or agent thereof) to any PA Financing Transaction Document.

(xvi) In the exercise or administration of each of their duties hereunder or under any PA Financing Transaction Document to which it is a party, each of the Custodian and the Paying Agent may act directly or through agents, attorneys, custodians or nominees, and the Custodian and the Paying Agent shall not be personally liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such persons have been selected with due care by the Custodian or the Paying Agent, respectively.

(xvii) Neither of the Custodian nor the Paying Agent shall be liable for any error of judgment, or for any action taken or omitted to be taken by it in good faith by any of its officers or employees; provided, however, this shall not protect the Custodian, the Paying Agent or such officers or employees from their own acts or omissions that constitute gross negligence or willful misconduct (as determined by a court of competent jurisdiction or as otherwise agreed to by the applicable parties).

(xviii) The rights, benefits, protections, immunities and indemnities afforded the Paying Agent and the Custodian hereunder shall extend to the Paying Agent (in any of its capacities) and the Custodian (in its capacity as such), respectively, under any other PA Financing Transaction Document or related agreement as though set forth therein in their entirety mutatis mutandis.

(xix) The Paying Agent and Custodian shall not be deemed to have actual or constructive knowledge of any terms of any PA Financing Transaction Document to which it is not a party or whether the Company any other obligor or any Note Holder or Lender or other Person have complied with any such terms or provisions.

(xx) It is understood and agreed that the use of the term “agent” herein or in any other PA Financing Transaction Document (or any other similar term) with reference to the Paying Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Paying Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a default or event of default has occurred under any of the Company’s Secured Obligations.

(xxi) The Paying Agent shall have no obligations hereunder to confirm or verify any determinations by the Company or any other Person with respect to (i) interest and principal and other amounts owing to any Note Holder or any Lender on the Purchase Money Notes or the Facility Loans, respectively, (ii) the Minimum Deposit Amount, or (iii) any other calculations or amounts due pursuant to Sections 3.3, 3.4, 3.5 or 5.1.

(xxii) In the event that U.S. Bank National Association or U.S. Bank Trust Company, National Association or any of their respective affiliates is acting in any capacity other than Paying Agent or Notes Registrar, the rights, protections, benefits, immunities and indemnities afforded to the Paying Agent pursuant to this Agreement shall also be afforded to it in such other capacity.

(g) Merger or Consolidation. Any corporation into which the Custodian or the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian or the Paying Agent, as applicable, shall be a party, or any corporation succeeding to the business of the Custodian or succeeding to the corporate trust business or to which the Paying Agent transfers all or substantially all of its corporate trust business will be the successor of the Paying Agent, as applicable, except for any such Person who is or, upon consummation of such transaction, will be an Affiliate of any Debtor or of any Servicer for any Grantor, shall be the successor of the Custodian or the Paying Agent, as applicable, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; provided that any such successor shall satisfy the representations, warranties and covenants set forth in Section 10.1 of this Agreement. The Custodian (or successor Custodian) or the Paying Agent (or successor Paying Agent), as applicable, shall provide the Company with notice of the consummation of any such transaction. Any such Custodian (or successor Custodian) must be a Qualified Custodian and any such Paying Agent (or successor Paying Agent) must be a Qualified Paying Agent. Nothing in this Section 14.1(f) shall be construed as consent to, or satisfaction of, any other provision or requirement in any other PA Financing Transaction Document.

Section 14.2. Document Effective Date. Notwithstanding anything to the contrary contained herein or in any PA Financing Transaction Documents, the obligations of the Paying Agent, Account Bank and Notes Registrar shall commence as of the Document Effective Date and not as of the Closing Date, and under no circumstances shall the Paying Agent, Notes Registrar or Account Bank be liable for or otherwise assume any duties with respect to any matters that arose prior to the Document Effective Date.

ARTICLE XV

TAXES

Section 15.1 Tax Reports. Neither the Custodian nor the Paying Agent shall be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Custodian’s or the Paying Agent’s, as applicable, compensation or for reimbursement of expenses.

Section 15.2 Stamp and Other Similar Taxes. The Debtors agree to indemnify and hold harmless each of the Custodian and the Paying Agent from, and shall reimburse the Custodian and the Paying Agent for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement. The obligations of the Debtors under this Section 15.2 shall survive the termination of the other provisions of this Agreement.

ARTICLE XVI

TERM

Section 16.1 Term. This Agreement shall terminate upon (a) the payment in full of the Secured Obligations (other than inchoate indemnification obligations), the satisfaction and discharge of all Purchase Money Notes, and the termination of Lender’s obligation to make Facility Loans under the Advance Facility Agreement, and (b) the release and delivery in accordance with the terms of this Agreement of all of the Custodial Documents held by or in the possession of the Custodian. Promptly following such termination, the Collateral Agent shall confirm in writing to all other parties hereto the release of the Liens granted to the Collateral Agent pursuant to the Security Agreement. Notwithstanding anything to the contrary herein, this Agreement may be terminated without cause upon at least thirty (30) days’ prior written notice to the Custodian and the Paying Agent, by notice to such effect, executed by each of the Company, the Notes Designee and the Collateral Agent.

ARTICLE XVII

AUTHORIZED REPRESENTATIVES

Section 17.1 Authorized Representatives. Each individual designated as an Authorized Representative of any Person is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of such Person, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Exhibit M. From time to time, any party hereto may, by delivering to the other parties hereto a revised copy of Exhibit M, change such party’s Authorized Representatives (and amend this Agreement to so provide), but until a new Exhibit M with the information regarding the successor Authorized Representatives is delivered to a party in accordance with this Agreement, that party shall be entitled to rely conclusively on the Exhibit M last delivered hereunder.

ARTICLE XVIII

NOTICES

Section 18.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be electronically delivered to the applicable electronic mail address of the parties specified below for such Person or to such other electronic mail address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given when delivered. From time to time, any Person may designate a new electronic mail address for purposes of notice hereunder by notice to such effect to the other Persons identified below.

If to the Debtor(s):

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Chief Financial Officer

Email Address: craig.nix@firstcitizens.com

with a copy to:

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Treasurer

Email Address: tom.eklund@firstcitizens.com

If to the FDIC (including the FDIC in its capacity as Receiver, Lender, as the Collateral Agent or as the Notes Designee):

Mark L Patterson

Federal Deposit Insurance Corporation

Chief, Structured Transactions and Oversight Section

3501 North Fairfax Dr.

VA SQ 3701-10038

Arlington, VA 22203

Email Address: STCreditMailbox@fdic.gov

with a copy to

FDIC Legal Division

Email Address: krusso@fdic.gov

If to the Custodian:

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Chief Financial Officer

Email Address: craig.nix@firstcitizens.com

with a copy to:

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Treasurer

Email Address: tom.eklund@firstcitizens.com

If to the Paying Agent:

U.S. Bank Trust Company, National Association

214 N. Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 335- 4676

Email: allison.lancasterpoole@usbank.com

ARTICLE XIX

MISCELLANEOUS

Section 19.1 Governing Law. EACH PARTY TO THIS AGREEMENT AGREES AND ELECTS THAT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION, AND EACH PARTY TO THIS AGREEMENT UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT EITHER (1) THE LAWS OF ANY OTHER JURISDICTION GOVERN THIS AGREEMENT OR (2) THE PROVISIONS OF THIS SECTION 19.1 DO NOT APPLY TO ANY OTHER PA FINANCING TRANSACTION DOCUMENT. NOTHING IN THIS AGREEMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY ANY PARTY TO THIS AGREEMENT.

Section 19.2 Waiver of Jury Trial. EACH PARTY HERETO (INCLUDING THE FDIC IN ANY CAPACITY AND THE LENDERS OR ANY NOTE HOLDERS BY ACCEPTING THE BENEFITS HEREOF) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 19.3 Jurisdiction; Venue and Service.

(a) Each of the Debtors and the Company hereby irrevocably and unconditionally:

(i) consents to the jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of the United States District Court for the District of Columbia for any suit, action or proceeding against it commenced by the FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document, and waives any right to:

(A) remove or transfer such suit, action or proceeding to any court or dispute-resolution forum other than the court in which the FDIC (in the capacity in which it is a party in such suit, action or proceeding) files the suit, action or proceeding without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding);

(B) assert that venue is improper in either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia; or

(C) assert that the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia is an inconvenient forum.

(ii) consents to the jurisdiction of the Supreme Court of the State of New York for any suit, action or proceeding against it commenced by FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document, and waives any right to:

(A) remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum, other than the courts identified in Section 19.3(a)(i), without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding);

(B) assert that venue is improper in the Supreme Court of the State of New York; or

(C) assert that the Supreme Court of the State of New York is an inconvenient forum.

(iii) agrees to bring any suit, action or proceeding by any Debtor or the Company against the FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document exclusively in either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia, and waives any right to remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding), and agrees to consent thereafter to transfer of the suit, action or proceeding to either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia at the option of the FDIC (in the capacity in which it is a party in such suit, action or proceeding); and

(iv) agrees, if the United States District Court for the Southern District of New York and the United States District Court for the District of Columbia both lack jurisdiction to hear a suit, action or proceeding falling within Section 19.3(a)(iii), to bring that suit, action or proceeding exclusively in the Supreme Court of the State of New York, and waives any right to remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding).

(b) Each of the Debtors and the Company hereby irrevocably and unconditionally agrees that any final judgment entered against it in any suit, action or proceeding falling within Section 19.3(a) may be enforced in any court of competent jurisdiction.

(c) Subject to the provisions of Section 19.3(d), each of the Debtors and the Company hereby irrevocably and unconditionally agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 19.3(a) or Section 19.3(b) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 18.1 (with copies to such other Persons as specified therein); provided, however, that nothing contained in this Section 19.3(c) shall affect the right of any party to serve process in any other manner permitted by Law.

(d) Nothing in this Section 19.3 shall constitute consent to jurisdiction in any court by the FDIC (in any capacity), or in any way limit the right of the FDIC (in any capacity) to remove, transfer, seek to dismiss, or otherwise respond to any suit, action, or proceeding against it in any forum.

Section 19.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Agreement and any amendments hereto, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Agreement shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

Section 19.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (i) if such provision is prohibited or unenforceable in such jurisdiction only as to a particular Person or Persons and/or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons and/or under such particular circumstance or circumstances, as the case may be; (ii) without limitation of clause (i), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (iii) without limitation of clauses (i) or (ii), such ineffectiveness shall not invalidate any of the remaining provisions of this Agreement. Without limitation of the preceding sentence, it is the intent of the parties to this Agreement that in the event that in any court proceeding, such court determines that any provision of this Agreement is prohibited or unenforceable in any jurisdiction (because of the duration or scope (geographic or otherwise) of such provision, or for any other reason), such court shall have the power to, and shall, (x) modify such provision (including, to the extent applicable, by limiting the duration or scope of such provision and/or the Persons against whom, and/or the circumstances under which, such provision shall be effective in such jurisdiction) for purposes of such proceeding to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding and (y) enforce such provision, as so modified pursuant to clause (x), in such proceeding. Nothing in this Section 19.5 is intended to, or shall, limit (1) the ability of any party to this Agreement to appeal any court ruling or the effect of any favorable ruling on appeal or (2) the intended effect of Section 19.1.

Section 19.6 Compliance With Law. Without limiting in any way the Debtors’ obligations under Section 13.1, each party to this Agreement shall, at its own cost and expense, obey and comply with all applicable Laws, as they may pertain to such party’s performance of its obligations hereunder.

Section 19.7 Entire Agreement. This Agreement contains the entire agreement, and supersedes any and all other prior agreements, whether oral or written, between the Debtors, the Notes Designee, the Collateral Agent and the Company with respect to the subject matter hereof.

Section 19.8 Assignment; Binding Effect. Except as is permitted pursuant to the provisions of this Agreement providing for successor Custodians and successor Paying Agents, neither the Custodian nor the Paying Agent may assign or delegate this Agreement or any of its respective rights or obligations hereunder without the prior written consent of the Debtors, the Notes Designee and the Collateral Agent (not to be unreasonably withheld, delayed or conditioned); any such purported assignment or delegation without such consent shall be void ab initio. Neither the Notes Designee nor the Collateral Agent (in their respective capacities as such) may assign or delegate this Agreement or any of its respective rights or obligations hereunder without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned); any such purported assignment or delegation without such consent shall be void ab initio. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person or Persons shall have any rights or remedies under or by reason of this Agreement. Anything in this Agreement to the contrary notwithstanding, Section 19.3 hereof inures to the benefit of, and is enforceable by (without limitation), the FDIC in its corporate capacity, and said Section 19.3 may not be modified or waived in relation to the FDIC (in any capacity) without the prior written consent of the FDIC in its corporate capacity.

Section 19.9 Rights Cumulative. The rights, powers and remedies of the Custodian, the Paying Agent, the Notes Designee and the Collateral Agent under this Agreement shall be in addition to all rights, powers and remedies given to the Custodian, the Paying Agent, the Notes Designee and the Collateral Agent by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

Section 19.10 Amendments. This Agreement may be amended from time to time by written agreement signed by the Debtors, the Collateral Agent, the Notes Designee, the Custodian and the Paying Agent. No amendment to any PA Financing Transaction Document that adversely affects the Custodian or the Paying Agent shall be valid against the Custodian or Paying Agent without its written consent.

Section 19.11 Headings. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof. All section and paragraph references contained herein shall refer to sections and paragraphs in this Agreement unless otherwise specified.

Section 19.12 Effect of Joinder Agreement. Upon execution of a Joinder Agreement by the Collateral Agent and a prospective “Debtor”, such prospective “Debtor” shall thereafter for all purposes hereof be a party hereto as a “Debtor”, with the same effect as if it had executed this Agreement. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of the Collateral Agent not to cause any particular Person to become a Debtor hereunder. This Agreement shall be fully effective as to any Person that is or becomes a party hereto as a “Debtor” regardless of whether any other Person becomes or fails to become or ceases to be a “Debtor” hereunder. The Company shall deliver to the Collateral Agent and the Notes Designee a fully executed copy of any Joinder Agreement pursuant to which any Person becomes a “Debtor” hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, the Debtor(s), the Notes Designee, the Collateral Agent, the Custodian and the Paying Agent have each caused this Agreement to be executed as of the date first written above.

Debtor, the Company and the Custodian

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Tom Eklund
Name:	Tom Eklund
Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Custodial and Paying Agency Agreement]

Notes Designee

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Silicon Valley Bridge Bank, National Association, as Notes Designee

By:	/s/ Maureen E. Sweeney
Name:	Maureen E. Sweeney
Title: Director, Division of Resolutions and Receiverships

Collateral Agent

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Silicon Valley Bridge Bank, National Association, as Collateral Agent

By:	/s/ Maureen E. Sweeney
Name:	Maureen E. Sweeney
Title: Director, Division of Resolutions and Receiverships

[Signature Page to Custodial and Paying Agency Agreement]

Paying Agent

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Allison Lancaster-Poole
Name:	Allison Lancaster-Poole
Title:	Vice President

[Signature Page to Custodial and Paying Agency Agreement]

Schedule 1

“Acceptable Investment Rating” means any of the top three rating categories that may be assigned to any security, obligation or entity by the Rating Agencies.

“Account Bank” shall mean, so long as U.S. Bank Trust Company, National Association is the Paying Agent, U.S. Bank National Association, a national banking institution.

“Account Control Agreement” means (i) the Account Control Agreement, dated as of the date of the Security Agreement, among the Company, the Account Bank, and the Collateral Agent, in the form of Exhibit N to the Custodial and Paying Agency Agreement or (ii) any analogous agreement among the Company, the Collateral Agent and any successor to the Paying Agent or successor Account Bank, in the form of Exhibit N to the Custodial and Paying Agency Agreement or otherwise satisfactory to the Collateral Agent.

“Acquired Property” means (x) the Underlying Collateral to which title is (at or after the Closing Date) or was (prior to the Closing Date) acquired by or on behalf of any Grantor, or the Failed Bank, by foreclosure, by deed in lieu of foreclosure, by power of sale or by sale pursuant to the Uniform Commercial Code, or otherwise, and (y) any and all Shared-Loss Assets other than the Shared-Loss Loans.

“Acquired Property Deed” means, with respect to any Acquired Property, the instrument or document required by the law of the jurisdiction in which the Acquired Property is located to convey fee title.

“Acquired Property Files” means, with respect to each Acquired Property, to the extent applicable, the following: (A) if the related Acquired Property Deed has been delivered for recordation, a copy thereof (which may be electronic) file-stamped with evidence of recording thereon in the name of the appropriate Grantor, together with a certificate of the related servicer or the foreclosure attorney certifying that such Acquired Property Deed is a true, correct and complete copy of the original document, or (y) if the related Acquired Property Deed has been delivered for recordation but not yet returned, a copy thereof (which might be electronic) together with a certificate of the servicer or the foreclosure attorney certifying that such Acquired Property Deed is a true, correct and complete copy of the original document, and that the original Acquired Property Deed has been delivered to the proper recording office for recordation; (B) as applicable, either (x) a copy of each Acquired Property Deed (which may be electronic) that is intervening between the lender that obtained title to such property assets as a result of foreclosure or deed in lieu of foreclosure of a mortgage or deed of trust and the appropriate Grantor with the same certification documentation required in clause (A) above, or (y) the original or a copy of the assignment of foreclosure bid between the foreclosing lender and the appropriate Grantor with respect to the related Acquired Property, and in the case of a copy, together with a certificate of the appropriate Grantor or the foreclosure attorney certifying that such assignment of foreclosure bid is a true, correct and complete copy of the original document, with the same certification documentation required in clause (A) above; (C) the original or copy policy of title insurance prior to foreclosure of the related mortgage loan accompanied by a title report procured upon foreclosure of the related mortgage loan, with respect to the Acquired Property; and (D) for any Acquired Property that is subject to any lease, (x) a copy of each such lease together with a certificate of the

Schedule 1-1

appropriate Grantor certifying that such lease is a true, correct and complete copy of the original document, and (y) if required by the Collateral Agent, the original assignment of such lease from the lessor thereunder to the appropriate Grantor, or a copy thereof together with a certificate of the appropriate Grantor certifying that such assignment is a true, correct and complete copy of the original document.

“Advance Facility Agreement” means the Advance Facility Agreement, dated as of the Closing Date, by and among the Company and the Receiver, as the Lender and as Collateral Agent.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly Controlling or Controlled by or under common Control with such specified Person, (ii) any Person owning or Controlling ten percent (10%) or more of the outstanding voting securities, voting equity interests, or beneficial interests of the Person specified, (iii) any officer, director, general partner, managing member, trustee, employee or promoter of the Person specified or any Immediate Family Member of such officer, director, general partner, managing member, trustee, employee or promoter, (iv) any corporation, partnership, limited liability company or trust for which any Person referred to in clause (ii) or (iii) acts in that capacity, or (v) any Person who is an officer, director, general partner, managing member, trustee or holder of ten percent (10%) or more of the outstanding voting securities, voting equity interests or beneficial interests of any Person described in clauses (i) through (iv).

“Agent Members” shall mean members of, or participants in, DTC and the Clearing Agencies.

“Agents” means, collectively, the Collateral Agent and the Notes Designee, and each co-agent or sub-agent appointed by any of them from time to time pursuant to the Advance Facility Agreement or the Security Agreement.

“Amended and Restated Initial Purchase Money Note” means that certain Purchase Money Note issued by the Company to the Receiver on the Document Effective Date and dated as of the Closing Date in the face amount of $36,071,816,117.12 (as the same may hereafter be amended, supplemented, restated, replaced, increased, extended, consolidated or severed from time to time), which Amended and Restated Initial Purchase Money Note was exchanged for and replaced the Initial Purchase Money Note.

“Approved Trustee” means the following entities and their related or controlled entities: (i) Citibank, N.A., (ii) Citicorp Trust Delaware, National Association, (iii) Computershare Trust Company, N.A., (iv) Computershare Delaware Trust Company, (v) The Bank of New York Mellon, (vi) The Bank of New York Mellon Trust Company, N.A., (vii) U.S. Bank National Association, (viii) U.S. Bank Trust Company, National Association, (ix) Wilmington Savings Fund Society, FSB and (x) Wilmington Trust, National Association.

“Attorney Costs” means reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

Schedule 1-2

“Authorized Representative” means, with respect to any Person, each individual designated, in writing as required by Section 17.1 of the Custodial and Paying Agency Agreement, by such Person to the Custodian to act as an authorized representative of such Person for purposes of the Custodial and Paying Agency Agreement.

“Availability Period” has the meaning given to it in the Advance Facility Agreement.

“Bank Closing Date” has the meaning given to it in the Purchase and Assumption Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§101, et seq.).

“BIC Requirements” means the requirements described on Exhibit S to the Custodial and Paying Agency Agreement.

“Borrower” means any borrower with respect to any Loan.

“Borrowing Base” has the meaning given to it in the Advance Facility Agreement.

“Borrowing Base Shortfall” means, as of any date of determination, (i) if the Borrowing Base is less than zero, the absolute value of the Borrowing Base, and (ii) otherwise, zero.

“Business Day” means any day except (i) a Saturday, Sunday or other day on which commercial banks in the State of New York, the State of North Carolina or United States federal government offices are required or authorized by Law to close, or (ii) with respect to any day on which any party to the Custodial and Paying Agency Agreement owes an obligation to the Custodian or the Paying Agent or on which the Custodian or the Paying Agent owes an obligation to any other party to the Custodial and Paying Agency Agreement, any day on which the offices of the Custodian or the Paying Agent (as applicable) are closed.

A “Change of Control” shall be considered to have occurred if (i) the Company assigns or otherwise transfers, or purports to assign or otherwise transfer, the Shared-Loss Agreement (in whole or in part) without the prior written consent of the Receiver, except as expressly permitted under Section 6.2 of the Shared-Loss Agreement, or (ii) without limitation of the generality of clause (i), any other transaction that is specified in Section 6.2 of the Shared-Loss Agreement to constitute the assignment or transfer of the Shared-Loss Agreement occurs without the prior written consent of the Receiver.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means March 27, 2023.

“Code” means the United States Internal Revenue Code of 1986, together with the regulations promulgated thereunder, as may be amended from time to time.

“Collateral” has the meaning given in Section 3.1 of the Security Agreement.

Schedule 1-3

“Collateral Agent” means the Person serving as the “Collateral Agent” from time to time pursuant to Article X of the Security Agreement. Until the effectiveness of its resignation or replacement in accordance with Article X of the Security Agreement, the Receiver is the Collateral Agent.

“Collateral Books and Records” has the meaning given in Section 3.1 of the Security Agreement.

“Collateral Certificate” has the meaning given in Section 6.1(b) of the Custodial and Paying Agency Agreement.

“Collection Account” means a segregated trust or custodial account established and maintained with the Paying Agent or with the Account Bank (pursuant to the Custodial and Paying Agency Agreement) for the purpose of holding and distributing Loan Proceeds and funding the Distribution Account, and bearing, as of the Document Effective Date, the account number indicated on Schedule 2 attached hereto.

“Commitments” has the meaning given in the Advance Facility Agreement.

“Company” has the meaning given in the introductory paragraph to the Custodial and Paying Agency Agreement.

“Company Custodian Termination Trigger Event” means: (i) the occurrence and continuance of an Event of Default, (ii) the Collateral Agent, in its reasonable discretion related to its dissatisfaction with a Section 7.13(f) Review (as defined in the Security Agreement), is not comfortable with the Company’s overall financial condition, loan administration controls, documentation practices, asset quality or ability to meet all of the BIC Requirements, including any determination by the Collateral Agent that the Company is not in sound financial condition, (iii) if the long-term obligations of the Company that are rated by Moody’s or S&P no longer are rated at or above investment grade by either Moody’s or S&P, or (iv) if the Company is the Custodian, the Company as Custodian fails, at any time after twenty (20) days after the Document Effective Date and receipt of a written notice of non-compliance from the FDIC, to comply with the BIC Requirements within twenty (20) days of such receipt.

“Contract for Deed” means an executory contract with a third party to convey real property to such third party upon payment of the amounts set forth therein and/or the performance of any other obligations described therein, including any installment land contract.

“Control” (including the phrases “Controlled by” and “under common Control with”) when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise.

“CPAA Losses” has the meaning given in Section 13.1(a) of the Custodial and Paying Agency Agreement.

“Custodial Delivery Failure” has the meaning given in Section 13.1(b) of the Custodial and Paying Agency Agreement.

Schedule 1-4

“Custodial and Paying Agency Agreement” means the Custodial and Paying Agency Agreement, dated as of the Closing Date, by and among the Debtor(s), the Company, the Notes Designee, the Collateral Agent, the Custodian and the Paying Agent.

“Custodial Documents” has the meaning given in Section 6.1(c) of the Custodial and Paying Agency Agreement.

“Custodial Document Release Report” means a report prepared by the Custodian, which shall be in a form reasonably acceptable to the Company and the Collateral Agent, detailing, with respect to any Loan with respect to which any Custodial Document has been released by the Custodian, the following: (i) the Borrower name and any identification number assigned to the Loan to which the Custodial Document relates, (ii) the location to which the Custodial Document with respect to such Loan was delivered by the Custodian, and (iii) the date on which such Custodial Document was released by the Custodian.

“Custodian” means the Company or any successor custodian that is a Qualified Custodian and is acceptable and approved by the Collateral Agent, such approval not to be unreasonably withheld, delayed or conditioned. At any time that the Company is acting as Custodian under this Agreement references to the “Custodian” shall mean the Company only as it is acting in such capacity, and shall not alter the obligations that the Company has in other capacities under this Agreement or any other PA Financing Transaction Document.

“Customary Servicing Procedures” means collectively, the procedures (including collection procedures) that the Company (or, to the extent that a Servicer is appointed, such Servicer) customarily employs and exercises in servicing and administering loans for its own account and, if applicable, the servicing procedures established by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation (as in effect from time to time), in each case, if and to the extent that such procedures are in accordance with accepted servicing practices of prudent lending institutions and all applicable Law.

“Debt” means, as applied to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (excluding trade payables arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized leases, or (vi) all indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above in respect of which such Person has entered into or issued any Guaranty.

“Debtor Accounts” means, collectively, the Collection Account and the Distribution Account.

Schedule 1-5

“Debtor Relief Laws” means FIRREA, the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, states, commonwealths, territories, laws of other nations or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Agreements” has the meaning given in Section 2.2 of the Custodial and Paying Agency Agreement.

“Debtor” has the meaning given in the introductory paragraph to the Custodial and Paying Agency Agreement.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.

“Default Interest” means, to the fullest extent permitted by applicable Law, to the extent accrued interest under a Purchase Money Note is not paid in full on any Distribution Date, or the principal of a Purchase Money Note, or any other amount payable by the Company under a Purchase Money Note, is not paid when due, such overdue amount will (without limitation of the rights or remedies of the Note Holder, the Notes Designee or the Collateral Agent with respect to such default) accrue interest until paid at the Note Interest Rate (as defined in the applicable Purchase Money Note) plus 2% per annum (calculated on the same basis as non-default interest for the related period).

“Deficiency Balance” means the remaining unpaid principal balance of any Loan Note or Loan after crediting to it the proceeds of any foreclosure sale, deed in lieu of foreclosure or any other exercise of remedies with respect to Underlying Collateral.

“Depository” or “DTC” shall mean the Depository Trust Company, its nominees, and their respective successors.

“Determination Date” has the meaning given in Section 11.3 of the Custodial and Paying Agency Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution Account” means a segregated trust or custodial account established and maintained with the Paying Agent or with the Account Bank (pursuant to the Custodial and Paying Agency Agreement) for the sole purpose of holding and distributing funds deposited into such account in accordance with the Custodial and Paying Agency Agreement, and bearing, as of the Document Effective Date, the account number indicated on Schedule 2 attached hereto, and which shall include for administrative purposes the Purchase Money Notes Distribution Debt Service Account and the Facility Notes Distribution Debt Service Account.

Schedule 1-6

“Distribution Date” means (i) each Initial Distribution Date and (ii) the twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding day that is a Business Day, commencing in December 2023.

“Distribution Date Report” has the meaning given in Section 11.3 of the Custodial and Paying Agency Agreement.

“Document Effective Date” means November 20, 2023.

“Document Effective Date REO Property” means any REO Property as of the Document Effective Date.

“Dollar”, “Dollars” and “$” mean lawful money of the United States.

“DTC Eligible” or “DTC Eligibility” means eligible for deposit at DTC and for trading through DTC’s book-entry system, or the status of being eligible for deposit at DTC and for trading through DTC’s book-entry system, respectively.

“Due Period” means (i) for the first of the Initial Distribution Dates the period from the Closing Date through and including April 30, 2023, and for the Initial Distribution Dates (other than the first of the Initial Distribution Dates) the period from the first day of the calendar month immediately preceding each such Initial Distribution Date through and including the last day of such calendar month, through October 31, 2023, and (ii) with respect to any Distribution Date, Interest Payment Date or Maturity Date thereafter, the calendar month prior to the month in which the Distribution Date, Interest Payment Date or Maturity Date occurs.

“Embargoed Person” shall mean any person subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§1701, et seq., The Trading with the Enemy Act, 50 U.S.C. §§ App. 1, et seq., any foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), or any enabling legislation or regulations promulgated thereunder or any executive order relating thereto (including Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) or 31 C.F.R. §594.101, et seq.) with the result that a purchase of assets or any other transaction entered into with respect to any assets (including, without limitation, any investment in any structured transaction), whether directly or indirectly, is prohibited by or in violation of law.

“Environmental Hazard” means the presence at, in or under any Collateral or Underlying Collateral (whether held in fee simple or subject to a ground lease or otherwise, and including any improvements whether by buildings or facilities, and any personal property, fixtures, leases and other property or rights pertaining thereto), of any “hazardous substance,” as such term is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601(14), or of any other Hazardous Materials.

Schedule 1-7

“Environmental Laws” means any and all Federal, state, local, and foreign Laws, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources or human health or to the release of any materials into the environment, including those related to air emissions and discharges to waste or public systems.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, in each case, as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Event of Default” has the meaning given to that term in Section 4.1 of the Security Agreement.

“Exception” means, with respect to any Loan, any variance from the requirements of Section 6.1 of the Custodial and Paying Agency Agreement, including any missing Custodial Document required and any document that does not meet the applicable requirements set forth in Sections 6.1(b)(i)-(v) or Section 6.1(c) of the Custodial and Paying Agency Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Facility Loan” has the meaning given in Section 2.01 of the Advance Facility Agreement.

“Facility Note” has the meaning given in the Advance Facility Agreement.

“Facility Notes Distribution Debt Service Account” means a subaccount of the Distribution Account established and maintained with the Paying Agent or with the Account Bank (pursuant to the Custodial and Paying Agency Agreement) for the sole purpose of holding and distributing funds deposited into such account for distribution on the Facility Notes in accordance with the Custodial and Paying Agency Agreement, and bearing, as of the Document Effective Date, the account number indicated on Schedule 2 attached hereto.

“Failed Bank” has the meaning given in the recitals to the Custodial and Paying Agency Agreement.

“FDIC” has the meaning given to that term in the introductory paragraph of the Custodial and Paying Agency Agreement.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub. L. 101-73, 103 Stat. 183.

“First Lien Claimholders” means the holders of the Purchase Money Notes.

“First Lien Collateral Agent” means the Collateral Agent, together with its successors and assigns in such capacity under an Intercreditor Agreement.

“First Lien Obligations” means the obligations of the Company and any other Grantors and Debtors under the Purchase Money Note and the related obligations under the PA Financing Transaction Documents.

“First Lien Representative” means the Note Holder, together with its successors and assigns in such capacity under an Intercreditor Agreement.

Schedule 1-8

“Fiscal Year” means the fiscal year of the Company.

“Fitch” means Fitch, Inc. and any successor thereto.

“Floor Plan Loan” means a Loan to a Borrower to finance such Borrower’s purchase of inventory secured by such inventory.

“Foreign Jurisdiction” means any jurisdiction other than the United States or any political subdivision of or in the United States, and any subdivision of or in such other jurisdiction.

“Foreign Loan” means a Loan whose principal document is stated to be governed by the laws of any Foreign Jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Global Note” has the meaning given to that term in Section 2.5(a) of the Custodial and Paying Agency Agreement.

“Governmental Authority” means (i) any United States or non-United States national, federal, state, local, municipal, provincial or international government or any political subdivision of any thereof or (ii) any governmental, regulatory or administrative authority, agency or commission, or judicial or arbitral body of any of the foregoing described in clause (i).

“Grantor” and “Grantors” have the meanings set forth in the introductory paragraph to the Security Agreement.

“Grantor Allonge” shall mean an allonge in the form of Exhibit H to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be sufficient under the applicable Law of the jurisdiction governing the applicable Loan to reflect the assignment and pledge of such Loan.

“Grantor Assignment and Lost Instrument Affidavit” means an instrument in the form of Exhibit J to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be sufficient under the applicable Law of the jurisdiction governing the applicable Loan to reflect the assignment and pledge of such Loan.

“Grantor Mortgage Assignment” means, with respect to any Mortgage, an instrument in the form of Exhibit I to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be in recordable form under the applicable Law of the jurisdiction wherein the related Mortgaged Property is located and otherwise sufficient under such applicable Law to reflect the assignment and pledge of the Mortgage.

“Grantor PA Financing Transaction Documents” means, with respect to any particular Grantor, each PA Financing Transaction Document to which such Grantor is (or is required or contemplated to be) a party, or by which such Grantor is (or is required or contemplated to be) bound (including by execution of a Joinder Agreement or an REO Mortgage), including (in the case of the Company) the Purchase Money Notes and the Advance Facility Agreement.

Schedule 1-9

“Guaranty” means, with respect to any particular indebtedness or other obligation, (i) any direct or indirect guaranty thereof by a Person other than the obligor with respect to such indebtedness or other obligation or any transaction or arrangement intended to have the effect of directly or indirectly guarantying such indebtedness or other obligation, including without limitation any agreement by a Person other than the obligor with respect to such indebtedness or other obligation (A) to pay or purchase such indebtedness or other obligation or to advance or supply funds for the payment or purchase of such indebtedness or other obligation, (B) to purchase, sell or lease (as lessee or lessor) property of, to purchase or sell services from or to, to supply funds to or in any other manner invest in, the obligor with respect to such indebtedness or other obligation (including any agreement to pay for property or services of the obligor irrespective of whether such property is received or such services are rendered), primarily for the purpose of enabling the obligor to make payment of such indebtedness or other obligation or to assure the holder or other obligee of such indebtedness or other obligation against loss, or (C) otherwise to assure the obligee of such indebtedness or other obligation against loss with respect thereto, or (ii) any grant (or agreement in favor of the obligee of such indebtedness or other obligation to grant such obligee, under any circumstances) by a Person other than the obligor with respect to such indebtedness or other obligation of a security interest in, or other Lien on, any property or other interest of such Person, whether or not such other Person has not assumed or become liable for the payment of such indebtedness or other obligation.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, radiation, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immediate Family Member” means, with respect to any individual, his or her spouse, parents, parents-in-law, grandparents, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (whether natural or adopted), children-in-law, stepchildren, grandchildren and grandchildren-in-law.

“Indemnified Parties” has the meaning given in Section 11.4 of the Security Agreement.

“Initial Distribution Date” means each of June 1, 2023, June 25, 2023, July 25, 2023, August 25, 2023, September 25, 2023, October 25, 2023 and November 20, 2023.

“Initial Purchase Money Note” means that certain Purchase Money Note issued by the Company to the Receiver on March 27, 2023 in the face amount of Thirty-Five Billion Dollars ($35,000,000,000).

“Insolvency Event” means, with respect to any specified Person, the occurrence of any of the following events:

(i) the specified Person makes a general assignment for the benefit of creditors;

Schedule 1-10

(ii) the specified Person files a voluntary petition for relief in any Insolvency Proceeding;

(iii) the specified Person is adjudged bankrupt or insolvent or there is entered against the specified Person an order for relief in any Insolvency Proceeding;

(iv) the specified Person files a petition or answer seeking for the specified Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law;

(v) a trustee, receiver or liquidator is appointed in respect of such Person or all or any substantial part of such Person’s properties, or such Person seeks or consents to such appointment;

(vi) the specified Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the specified Person in any proceeding described in clauses (i) through (v) above;

(vii) such Person is “critically undercapitalized”, as such term is defined in Section 1831(o)(b)(1)(E) of Title 12 of the United States Code.

(viii) the specified Person becomes unable to pay its obligations as they become due or the sum of such specified Person’s debts is greater than all of such Person’s property, at a fair valuation;

(ix) at least sixty (60) days have passed following the commencement of any proceeding against the specified Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, and such proceeding has not been dismissed; or

(x) the specified Person is the subject of a proceeding under FIRREA.

“Insolvency Proceeding” means any proceeding under any Debtor Relief Law.

“Intercreditor Agreement” means any agreement entered into by two or more of a Note Holder, a Lender, the Notes Designee and the Collateral Agent to further provide for the relative rights of the Lenders and the Note Holders in respect of the Collateral and related matters in connection with a disposition of Purchase Money Notes or Facility Notes.

“Interest Payment Date” has the meaning given to it in the Advance Facility Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A to the Security Agreement.

Schedule 1-11

“Law” means any applicable statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order (including any executive order) of any Governmental Authority.

“Legacy Assumed Servicing Contract” means a servicing agreement to which the Failed Bank was a party as of the Closing Date and which was included in the “Liabilities Assumed” within the meaning of the Purchase and Assumption Agreement, as in effect on the Closing Date.

“Lender” has the meaning given in the introductory paragraph of the Advance Facility Agreement.

“Lender’s Account” means, as to any Lender, the account of such Lender specified in writing by such Lender to the Collateral Agent and the Paying Agent from time to time.

“Lien” means any mortgage, deed of trust, pledge, security interest, charge, restriction on or condition to transfer, voting or exercise or enjoyment of any right or beneficial interest, option, right of first refusal, easement, covenant, restriction and any other lien, claim or encumbrance of any nature whatsoever.

“Loan” means (x) (A) each Shared-Loss Asset and each Shared-Loss Loan, and (B) without limitation of sub-clause (A), any loan, Loan Participation or other property (whether real or personal, or tangible or intangible) listed or described on the Loan Schedule, including for clarity all Unfunded Failed Bank Commitments (as defined in the Advance Facility Agreement) or otherwise purchased by the Company pursuant to the Purchase and Assumption Agreement (and, in the case of any such real property, any related personal property), and (y) any loan into which any loan or Loan Participation described in clause (x) is refinanced or modified, and includes with respect to each such loan, Loan Participation or Acquired Property (or other property or asset) listed or described in clause (x) or (y) or other related asset or Related Agreement: (i) any obligation evidenced by any Loan Note; (ii) all rights, powers or Liens of any Grantor in or under the Underlying Collateral and Underlying Collateral Documents and in and to Acquired Property; (iii) all rights of any Grantor pursuant to any Contract for Deed and in or to the real property that is subject to any such Contract for Deed; (iv) all rights of any Grantor pursuant to any lease and in or to the related leased property; (v) all rights of any Grantor under the Related Agreements; (vi) all rights of any Grantor to any Deficiency Balances; (vii) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by or for the benefit of any Grantor with respect to any of the ownership, use, function, value of or other rights pertaining to any of the foregoing, whether arising by way of counterclaim or otherwise; and (viii) all guaranties, warranties, indemnities and similar rights in favor of any Grantor with respect to any of the foregoing.

“Loan Documents” means all documents, agreements, certificates, instruments and other writings (including all Underlying Collateral Documents) now or hereafter executed by or delivered or caused to be delivered by any Borrower, any Obligor or any other obligor evidencing, creating, guaranteeing or securing, or otherwise executed or delivered in respect of, all or any part of a Loan or any Acquired Property or evidencing any transaction contemplated thereby (including, for this purpose, title insurance policies and endorsements thereto), and all Modifications thereto.

Schedule 1-12

“Loan Note” means, as the context requires, each note or promissory note, lost instrument affidavit, loan agreement, shared credit or Loan Participation Agreement, intercreditor agreement, reimbursement agreement, any other evidence of indebtedness of any kind, or any other agreement, document or instrument evidencing the indebtedness of a borrower under a Loan, and all Modifications to the foregoing.

“Loan Participation” means any loan identified on the Loan Schedule that is subject to a shared credit, participation, co-lending or similar inter-creditor agreement under which the Failed Bank was, or any Debtor is, the lead or agent financial depository institution or otherwise managed or held the credit or sold participations, or under which the Failed Bank was, or any Debtor is, a participating financial depository institution or purchased participations in a credit managed by another Person.

“Loan Participation Agreement” means an agreement under which the Failed Bank was and, after the Closing Date, any Debtor is the lead or agent financial depository institution or otherwise managed or held a shared credit or sold participations, or pursuant to which the Failed Bank was and, after the Closing Date, any Debtor is a participating financial depository institution or purchased participations in a credit managed by another Person.

“Loan Proceeds” means all of the following: (i) any and all proceeds with respect to any or all of the Loans, any or all of the Underlying Collateral and/or any or all of the Acquired Property (including any REO Property as to which no REO Mortgage exists), including principal, interest, Default Interest, prepayment fees, premiums and charges, extension and exit fees, late fees, assumption fees, other fees and charges, insurance proceeds and condemnation payments (or any portion thereof) that are not used and disbursed to repair, replace or restore the related Underlying Collateral in accordance with the terms of the Loan Documents, and, with respect to any Acquired Property (including any REO Property as to which no REO Mortgage exists), operating cash flow realized from such Acquired Property; (ii) any and all proceeds from sales or other dispositions or refinancings of any or all of the Loans (including Acquired Property (including any REO Property as to which no REO Mortgage exists)); (iii) any proceeds from making a draw under any letter of credit or certificate of deposit held with respect to any Loan, provided that such draw is permitted by the terms of the Loan Documents; (iv) any recoveries from Borrowers or Obligors of any kind or nature with respect to the Loans; (v) any deposits or down payments forfeited by prospective purchasers or lessees of apartments or other units for space at any Underlying Collateral; (vi) any payments to the Company pursuant to either the Shared-Loss Agreement or pursuant to Article VIII of the Purchase and Assumption Agreement (excluding any such payment to the extent directly set off (by the Receiver) against, or otherwise directly applied (by the Receiver) to, amounts owed by the Company under the Purchase Money Note and/or the Facility Loans), regardless (for the avoidance of doubt) of whether or not such payments are with respect to Collateral; (vii) any and all other proceeds with respect to any of the Collateral; and (viii) any interest or other earnings accrued and paid on any of the amounts described in the foregoing clauses (i) through (vii) while held in the Collection Account or any other account; provided, however, that, with respect to proceeds of any Loan Participation (including as a result of any sale or other disposition of such Loan Participation or of Underlying Collateral relating thereto), the Loan Proceeds shall exclude any amounts payable to other Persons under the applicable Loan Participation Agreement.

Schedule 1-13

“Loan Schedule” means the Loan Schedule available in a “Venue” data room provided by Donnelly Financial Solutions and identified as: First Citizens Bank – 11063, JPMorgan Chase Bank, National Association – 628, within the folder entitled “SVB Collateral”.

“Loan Schedule and Exception List” means a list of the Loans and Acquired Property, identifying, with respect to each Loan, each Exception.

“Losses” has the meaning given in Section 11.4(a) of the Security Agreement.

“Lost Instrument Affidavit” means an instrument in the form of Exhibit L to the Custodial and Paying Agency Agreement.

“Majority Note Holders” means, at any date of determination, the Note Holders (according to the Notes Register) holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Purchase Money Notes outstanding at such date.

“Material Adverse Change” shall be considered to have occurred if, at any date following the Availability Period, the consolidated financial condition or consolidated operations of the Company and its consolidated subsidiaries as of such date has materially adversely changed as compared to the consolidated financial condition or consolidated operations of the Company and its consolidated subsidiaries immediately prior to the end of the Availability Period.

“Maturity Date” means the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the immediately following Business Day).

“Minimum Deposit Amount” has the meaning given to that term in the Minimum Deposit Provisions.

“Minimum Deposit Certification” has the meaning given to that term in the Minimum Deposit Provisions.

“Minimum Deposit Provisions” means the provisions regarding deposits into the Collection Account described on Exhibit T to the Custodial and Paying Agency Agreement.

“Minimum Deposit Report” has the meaning given to that term in the Minimum Deposit Provisions.

“Modification” means any extension, renewal, substitution, replacement, supplement, amendment or modification of any agreement, certificate, document, instrument or other writing, whether or not contemplated in the original agreement, document or instrument.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means the mortgage, deed of trust or other instrument, including any Modifications thereto, creating a first or junior lien on or ownership interest in a Mortgaged Property.

Schedule 1-14

“Mortgaged Property” means (i) the underlying real property or interest in real property, whether or not improved by buildings or facilities, and any personal property, fixtures, leases and other property or rights pertaining thereto, securing a mortgage loan, or (ii) with respect to any other type of loan, the collateral securing such loan. The Underlying Collateral for a Loan may include one or more of the collateral types described in clauses (i) or (ii). REO Property does not constitute Mortgaged Property.

“Non-Global Certificated Note” has the meaning given to that term in Section 2.5(a) of the Custodial and Paying Agency Agreement.

“Note Holder” means, with respect to any Purchase Money Note, the Person whose name appears on the Notes Register as the registered holder of such Purchase Money Note.

“Note Holder’s Account” means, as to any Note Holder, the account of such Note Holder specified in writing by such Note Holder to the Collateral Agent and the Paying Agent from time to time.

“Notes Designee” means the Receiver or any successor or permitted assignee of all rights and obligations assigned to the ‘Notes Designee’ under the PA Financing Transaction Documents.

“Notes Register” has the meaning given to that term in Section 2.8(a) of the Custodial and Paying Agency Agreement.

“Notes Registrar” has the meaning given to that term in Section 2.8(a) of the Custodial and Paying Agency Agreement.

“NY UCC” means the Uniform Commercial Code as in effect on the date of the Security Agreement in the State of New York, as amended from time to time, and any successor statute.

“Obligor” means (i) any guarantor of all or any portion of any Loan or all or any of any Borrower’s obligations set forth and described in the Loan Documents or (ii) any other Person (other than the Borrower, the lender(s) and any administrative or other agent) that is obligated pursuant to the Loan Documents with respect to a Loan, and shall include the guarantor under any completion guaranty or similar document.

“OFAC” has the meaning given in Section 6.1(h) of the Security Agreement.

“Office” has the meaning given in Section 6.1(a) of the Custodial and Paying Agency Agreement.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

Schedule 1-15

“Original Amount” means, with respect to a Purchase Money Note, the stated original principal amount of such Purchase Money Note.

“PA Financing Transaction Documents” means (i) the Custodial and Paying Agency Agreement, the Advance Facility Agreement, the Security Agreement, the Purchase and Assumption Agreement, the Shared-Loss Agreement, the Account Control Agreement, the Purchase Money Notes, the Facility Notes, and any Joinder Agreement or REO Mortgage that may be executed and delivered pursuant to the Security Agreement, and (ii) any and all other agreements, instruments or certificates executed and delivered by any Grantor in connection with the execution and delivery of, or otherwise pursuant to, any of the agreements specified in clause (i).

“Paying Agent” means U.S. Bank Trust Company, National Association, or any successor paying agent that is a Qualified Paying Agent and is acceptable and approved by the Collateral Agent, such approval not to be unreasonably withheld, delayed or conditioned.

“Paying Agent Report” has the meaning given in Section 11.1(a) of the Custodial and Paying Agency Agreement.

“Perfection Requirements” has the meaning given in Section 6.1(e) of the Security Agreement.

“Permitted/Excluded Liens” means the Liens granted to the Collateral Agent pursuant to the PA Financing Transaction Documents and the following Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with liability under any Environmental Laws, and any such Lien expressly prohibited by any applicable terms of the Security Agreement): (i) any Lien on the Collateral in favor of any Person claiming by, through or under the Failed Bank, to the extent that such Lien secured obligations other than obligations assumed by the Company pursuant to the Purchase and Assumption Agreement, (ii) with respect to any REO Property, (v) leases or subleases granted to third parties, and contracts for the sale of condominiums and cooperative units entered into with third parties, in each case to the extent (if any) permitted under the Security Agreement, (w) Liens or other encumbrances that are excepted on existing policies of title insurance as of the Closing Date, (x) Liens for taxes, assessments or governmental charges not overdue or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (B) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien, (y) carriers’, warehousemen’s, mechanics’, landlord’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (B) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien, or

Schedule 1-16

(z) easements, rights-of-way, restrictions, encroachments, and minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the use or proposed used of any Collateral or REO Property or result in a material diminution in the value of any Collateral or REO Property or which are otherwise determined to be acceptable by the Collateral Agent, and (iii) to the extent constituting a Lien, the rights of the Receiver under the Purchase and Assumption Agreement and the Shared-Loss Agreement.

“Permitted Investments” means any one or more of the following obligations or securities having at the time of purchase, or at such other time as might be specified, the required ratings, if any, provided for in this definition:

(i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

(ii) demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have an Acceptable Investment Rating;

(iii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving ratings of not less than the highest rating of each Rating Agency rating such obligations;

(iv) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 30 days from the date of acquisition thereof;

(v) mutual funds or money market funds in which investments are limited to the obligations referred to in clauses (i) through (iv) of this definition; and

(vi) with the prior written consent of the Collateral Agent, any other demand, money market or time deposit or other obligation, security or investment.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Priority of Payments” has the meaning given in Section 5.1(a) of the Custodial and Paying Agency Agreement.

Schedule 1-17

“Pro Rata Share” means, as of any date of determination, (i) for any Note Holder, a fraction the numerator of which equals the then-outstanding aggregate unpaid principal amount of the Purchase Money Notes registered in the name of such Note Holder according to the Notes Register and the denominator of which equals the then-outstanding aggregate unpaid principal amount of all of the Purchase Money Notes and (ii) for any Lender, a fraction the numerator of which equals the then-outstanding aggregate unpaid principal amount of the Facility Loans held by such Lender according to the Register and the denominator of which equals the then-outstanding aggregate unpaid principal amount of all of the Facility Loans.

“Proceedings” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase and Assumption Agreement” means the Purchase and Assumption Agreement, dated as of March 27, 2023, between the Receiver, the FDIC in its corporate capacity and the Company.

“Purchase Money Note” means (i) the Amended and Restated Initial Purchase Money Note (which replaced the Initial Purchase Money Note) or (ii) any note or notes executed upon registration of transfer of, in exchange for, or in lieu of, the Amended and Restated Initial Purchase Money Note or another Purchase Money Note in accordance with the terms of the Custodial and Paying Agency Agreement (as each of the same may be amended, supplemented, restated, or replaced from time to time in accordance with the Custodial and Paying Agency Agreement).

“Purchase Money Notes Distribution Debt Service Account” means a subaccount of the Distribution Account established and maintained with the Paying Agent or with the Account Bank (pursuant to the Custodial and Paying Agency Agreement) for the sole purpose of holding and distributing funds deposited into such account for distribution on the Purchase Money Notes in accordance with the Custodial and Paying Agency Agreement, and bearing, as of the Document Effective Date, the account number indicated on Schedule 2 attached hereto.

“Qualified Custodian” means any Person that (i) is a bank, trust company or title insurance company subject to supervision and examination by any federal or state regulatory authority, (ii) is experienced in providing services of the type required to be performed by the Custodian under the Custodial and Paying Agency Agreement, (iii) is qualified and licensed to do business in each jurisdiction in which the Custodial Documents will be held to the extent required unless and to the extent the failure to be so qualified or licensed will not have a material adverse effect on the Custodian or the ability of the Custodian to perform its obligations under the Custodial and Paying Agency Agreement, (iv) is not prohibited from exercising custodial powers in any jurisdiction in which the Custodial Documents are or will be held, (v) has the facilities to safeguard the Loan Documents and other Custodial Documents, (vi) unless otherwise consented to by Collateral Agent, is not a Grantor or an Affiliate of any Grantor (or of any Servicer with respect to any Grantor) and (vii) has all of its long-term obligations rated at or above investment grade by Moody’s or S&P.

Schedule 1-18

“Qualified Paying Agent” means any Person that (i) is a bank, trust company or title insurance company subject to supervision and examination by any federal or state regulatory authority, (ii) is experienced in providing services of the type required to be performed by the Paying Agent under the Custodial and Paying Agency Agreement, (iii) has the facilities to safeguard the funds deposited in the Debtor Accounts, (iv) unless otherwise consented to by Collateral Agent, is not a Grantor or an Affiliate of any Grantor (or of any Servicer with respect to any Grantor) and (v) has all of its long-term obligations rated at or above investment grade by Moody’s or S&P.

“Rating Agency” means each of Moody’s, S&P, Fitch and such other rating agencies as are nationally recognized.

“Received” has the meaning given in Section 3.1(b) of the Custodial and Paying Agency Agreement.

“Receiver” has the meaning given in the recitals to the Custodial and Paying Agency Agreement.

“Receiver Allonge” means an allonge in the form of Exhibit C to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be sufficient under the applicable Law of the jurisdiction governing the applicable Loan to reflect the assignment and pledge of such Loan.

“Receiver Assignment and Lost Instrument Affidavit” means an instrument in the form of Exhibit D to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be sufficient under the applicable Law of the jurisdiction governing the applicable Loan to reflect the assignment and pledge of such Loan.

“Receiver Facility Disposition” has the meaning given in Section 10.07(e) of the Advance Facility Agreement.

“Receiver Lease Assignments” means, with respect to any lease, an instrument in the form of Exhibit G to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be in recordable form under the applicable Law of the jurisdiction wherein the relevant related Mortgaged Property is located and otherwise sufficient under such applicable Law to reflect the assignment and pledge of such lease.

“Receiver Mortgage Assignment” means, with respect to any Mortgage, an instrument in the form of Exhibit E to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be in recordable form under the applicable Law of the jurisdiction wherein the related Mortgaged Property is located and otherwise sufficient under such applicable Law to reflect the assignment and pledge of the Mortgage.

“Receiver Note Disposition” has the meaning given in Section 2.11(e) of the Custodial and Paying Agency Agreement.

Schedule 1-19

“Receiver Trust Assignment” means, with respect to any deed of trust, an instrument in the form of Exhibit F to the Security Agreement but with such deviations from such form, approved by the Collateral Agent, as may be required for such form to be in recordable form under the applicable Law of the jurisdiction wherein the related Mortgaged Property is located and otherwise sufficient under such applicable Law to reflect the assignment and pledge of such deed of trust.

“Record Date” means, with respect to any Distribution Date or Maturity Date, the Business Day immediately preceding such Distribution Date or Maturity Date, as applicable, for the purpose of determining the Note Holders entitled to receive a payment in respect of principal or other amounts on such Distribution Date or Maturity Date, as applicable.

“Recording Office” means the appropriate recording office of the jurisdiction in which the Mortgaged Property is located with respect to any given Loan (if such Loan is not Acquired Property) or in which the Acquired Property is located.

“Register” has the meaning given in Section 2.07(a) of the Advance Facility Agreement.

“Reimbursable Expenses” means costs and expenses incurred by an Agent, a Note Holder or a Lender which are payable or reimbursable by the Company pursuant to Section 11.2 of the Security Agreement.

“Related Agreement” means (i) any agreement, document or instrument (other than the Loan Note and Underlying Collateral Documents) relating to or evidencing any obligation to pay or securing any Loan (including any equipment lease, letter of credit, bankers’ acceptance, draft, system confirmation of transaction, loan history, affidavit, general collection information, and correspondence and comments relating to any obligation), (ii) any agreement relating to real property or rights in or to any real property (including leases, property or asset management agreements, brokerage agreements, or other agreements granting tenancies, concessions, licenses or other rights of occupancy or use and security deposits related thereto) related specifically only to the Loans, the Underlying Collateral or Acquired Property or any of the foregoing, (iii) any collection or contingency fee, and tax and other service agreements that are specific only to the Loans (or any of them) and that are assignable, (iv) any letter of assurance, letter of credit or similar instrument evidencing an obligation of any Grantor or the Failed Bank that was issued for the benefit of any Person and relates in any way to a Loan or the acquisition, development or construction of any project with respect to which the proceeds of such Loan were used or were intended to be used, and (v) any interest rate swap arrangement between the Borrower and any of the Failed Bank or a Debtor (in each case as the applicable lender, agent or other creditor under the Loan) that relates to any Loan.

“Related Entities” has the meaning given in Section 11.4(a) of the Security Agreement.

“REO Mortgage” means, with respect to each REO Property, a mortgage, deed of trust, trust deed or deed to secure debt securing the Secured Obligations in form suitable for recording in the appropriate public records and otherwise in form and substance satisfactory to the Collateral Agent (which REO Mortgage may, if the Mortgage on the applicable REO Property has not been discharged and if the Collateral Agent agrees, consist of such Mortgage, as assigned to the Collateral Agent and including such modifications thereto as the Collateral Agent may require).

“REO Property” means any real property (and related personal property) included in the Acquired Property.

Schedule 1-20

“Request for Release and Receipt of Custodial Documents” means a notice or instructions in the form of Exhibit H of the Custodial and Paying Agency Agreement.

“Resigning Agent” has the meaning given in Section 9.1 of the Custodial and Paying Agency Agreement.

“Responsible Officer” means the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer, controller, or any deputy or assistant treasurer of the Company. Any document delivered in accordance with a PA Financing Transaction Document that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company and/or other action on the part of the Company and a Responsible Officer of the Company shall be conclusively presumed to have acted on behalf of the Company.

“Retention Date” means the date that is the later of (i) six (6) years after the Closing Date and (ii) three (3) years after the later of the satisfaction and discharge of all Secured Obligations in full, the satisfaction and discharge of all Facility Obligations and the termination or expiration of the Commitments.

“Review Procedures” means the review procedures set forth on Exhibit F of the Custodial and Paying Agency Agreement.

“S&P” means S&P Global Ratings and any successor thereto.

“Sale” has the meaning given in Section 5.3(a) of the Security Agreement.

“Second Lien Claimholders” means the holders of the Facility Notes.

“Second Lien Collateral Agent” means the Collateral Agent, together with its successors and assigns in such capacity under an Intercreditor Agreement.

“Second Lien Obligations” means the obligations of the Company under the Facility Note.

“Second Lien Representative” means the Lender, together with its successors and assigns in such capacity under an Intercreditor Agreement.

“Secured Obligations” means (i) (x) all debts, liabilities and obligations of any Grantor under or otherwise in respect of the Facility Loans, the Facility Notes and/or Purchase Money Notes, including on account of principal, interest and any Withholding Tax Gross-Up Payments, (y) without limitation of sub-clause (x), the principal of, and interest, and all other amounts (including any Withholding Tax Gross-Up Payment), payable at any time (or from time to time) by any Grantor under or otherwise in respect of, the Facility Loans, the Facility Notes and/or the Purchase Money Notes, and (z) all other debts, liabilities, obligations, covenants and duties of any Grantor under, or arising under, the Advance Facility Agreement, the Purchase Money Notes and/or the Security Agreement, and (ii) all debts, liabilities, obligations, covenants and duties of any Grantor to any Secured Party (not covered under clause (i)) under, or arising under, any PA Financing Transaction Document, in the case of each of (i) and (ii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now

Schedule 1-21

existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Debtor Relief Laws naming such Person as a debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Secured Obligations of the Grantor under the PA Financing Transaction Documents include (x) the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, costs and other charges of attorneys, indemnities and other amounts payable by any Grantor (A) under the Purchase Money Notes, the Advance Facility Agreement or the Security Agreement or (B) to any Secured Party under any PA Financing Transaction Document and (y) the obligation of any Grantor to reimburse any amount in respect of any of the foregoing that any of the Note Holder, the Lender or the Collateral Agent, in its sole discretion, may elect to pay or advance on behalf of such Grantor. The foregoing notwithstanding, the liabilities and obligations of the Company under the Purchase and Assumption Agreement do not constitute “Secured Obligations”.

“Secured Parties” means, collectively, the Note Holders, the Lender, the Indemnified Parties, FDIC in its corporate capacity, the Paying Agent and the Account Bank. For clarity, the term “Secured Parties” shall not include Participating Holders (as such term is defined in the Purchase Money Note) or Participants (as such term is defined in the Advance Facility Agreement).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Company, the Notes Designee, the Collateral Agent and each Grantor.

“Servicer” means, with respect to any specified Person, (i) any other Person retained by such specified Person, or by any Affiliate of such specified Person, to service, manage or administer any of the Loans or any of the Underlying Collateral or Acquired Property, and (ii) any Person retained by any retained Person described in clause (i) to service, manage or administer any of the Loans or any of the Underlying Collateral or Acquired Collateral.

“Servicing Agreement” means each servicing agreement entered into by any Grantor, or any Affiliate of any Grantor, with any Servicer (or by any such Servicer with any other Servicer), in each case with respect to the servicing, management or administration of any of the Loans or any of the Underlying Collateral or Acquired Property.

“Servicing Obligations” means the obligations of the Company set forth in Article III of the Shared-Loss Agreement and, in any event, the obligations of the Company to service the Loans at all times in accordance with usual and prudent business and banking practices, and Customary Servicing Procedures.

“Servicing Records” means all servicing records (including any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records and any other records) relating to or evidencing the servicing of the Loans.

“Shared-Loss Agreement” means the Commercial Shared-Loss Agreement dated as of March 27, 2023 between the Company and the Receiver.

Schedule 1-22

“Shared-Loss Assets” has the meaning given in the Shared-Loss Agreement.

“Shared-Loss Loans” has the meaning given in the Shared-Loss Agreement.

“Site Assessment” has the meaning given in Section 3.2(b) of the Security Agreement.

“Subsidiary” means, with respect to any specified Person, each of (i) any other Person not less than a majority of the overall economic equity in which is owned, directly or indirectly through one of more intermediaries, by such specified Person, and (ii) without limitation of clause (i), any other Person who or which, directly or indirectly through one or more intermediaries, is Controlled by such specified Person (it being understood with respect to clause (i) that a pledge for collateral security purposes of an equity interest in a Person shall not be deemed to affect the ownership of such equity interest by the pledgor so long as such pledgor continues to be entitled, in all material respects, to all the income with respect to such equity interest).

“Supplemental Delivery Certificate” has the meaning given in Section 6.1(d) of the Custodial and Paying Agency Agreement.

“Total Deposits” has the meaning given in the Advance Facility Agreement.

“Transfer Documents” means the endorsements and Receiver Allonges, Receiver Assignment and Lost Instrument and Assignment Affidavits (if applicable), Receiver Mortgage Assignments, Receiver Trust Assignments, Receiver Lease Assignments, deeds, assignment of leases and other documents of assignment, conveyance or transfer required under any applicable Law to evidence the transfer to the Company of the Loans, the Underlying Collateral, the Underlying Collateral Documents and the Acquired Property.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

“Underlying Collateral” means any and all real or personal property, whether tangible or intangible or mixed, securing or pledged to secure a Loan, including (i) any account, equipment, guaranty or contract right, equity, partnership or other interest that is the subject of any Underlying Collateral Document and (ii) as the context requires, Acquired Property, whether or not expressly specified.

“Underlying Collateral Document” means any pledge agreement, security agreement, personal, corporate or other guaranty, deed of trust, deed, trust deed, deed to secure debt, mortgage, contract for the sale of real property, assignment, collateral agreement, stock power or other agreement or document of any kind, whether an original or a copy, whether similar to or different from those enumerated, (i) securing in any manner the performance or payment by any Borrower or any Obligor of its obligations or the obligations of any other Borrower or any Obligor under any of the Loans or the Loan Notes evidencing the Loans or (ii) evidencing ownership of any Acquired Property.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction, as amended from time to time.

Schedule 1-23

“United States” and “U.S.” mean the United States of America.

“Warehouse Loans” means Loans to finance a Borrower’s extension of mortgage loans.

“Withholding Tax Gross-Up Payment” means any “Withholding Tax Gross-Up Payment” as defined in the Advance Facility Agreement or any “Withholding Tax Gross-Up Payment” as defined in any Purchase Money Note.

Schedule 1-24

SCHEDULE 2

ACCOUNT NUMBERS

[Omitted.]

Schedule 2-1

EXHIBIT A

[RESERVED]

A-1

EXHIBIT B-1

FORM OF NON-GLOBAL CERTIFICATED NOTE

PURCHASE MONEY NOTE

[Omitted.]

EXHIBIT B-2

FORM OF GLOBAL NOTE

[Omitted.]

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF COLLATERAL CERTIFICATE

[Omitted.]

E-1

EXHIBIT F

REVIEW PROCEDURES

[Omitted.]

F-1

EXHIBIT G

FORM OF SUPPLEMENTAL DELIVERY CERTIFICATE

[Omitted.]

G-1

EXHIBIT H

REQUEST FOR RELEASE AND RECEIPT OF CUSTODIAL DOCUMENTS

[Omitted.]

H-1

EXHIBIT I

REQUEST FOR RELEASE AND RECEIPT OF DEBT AGREEMENTS

[Omitted.]

I-1

EXHIBIT J

FEES OF THE CUSTODIAN

[Omitted.]

J-1

EXHIBIT K

PAYING AGENT REPORT

[Omitted.]

K-1

EXHIBIT L

FORM OF LOST INSTRUMENT AFFIDAVIT

[Omitted.]

L-1

EXHIBIT M

AUTHORIZED REPRESENTATIVES

[Omitted.]

M-1

EXHIBIT N

FORM OF ACCOUNT CONTROL AGREEMENT

[Omitted.]

N-2

EXHIBIT O

[Reserved]

O-1

EXHIBIT P

[Reserved]

P-1

EXHIBIT Q

Form of Distribution Date Report

Distribution Date Report

[Omitted.]

Q-1

EXHIBIT R

FORM OF TRIAL BALANCE REPORT

[Omitted.]

R-1

EXHIBIT S

BIC REQUIREMENTS

[Omitted.]

T-1

EXHIBIT T

MINIMUM DEPOSIT PROVISIONS

Beginning on the first day of each Due Period, all Loan Proceeds Received during that Due Period must be deposited into the Collection Account in accordance with Section 3.1(b) of the Custodial and Paying Agency Agreement until the balance of the Collection Account equals or exceeds (a) one hundred fifty percent (150%) of all amounts reasonably estimated by the Company to be disbursed pursuant to Sections 5.1(a)(i), (ii), (iii) and (vi) of the Custodial and Paying Agency Agreement on the related Distribution Date (i.e., the Distribution Date occurring during the next succeeding Due Period), plus (b) one hundred percent (100%) of all amounts reasonably estimated by the Company to be disbursed pursuant to Sections 5.1(a)(iv), (v) and (vii) of the Custodial and Paying Agency Agreement on the related Distribution Date, Interest Payment Date or Maturity Date, as applicable (i.e., the Distribution Date, Interest Payment Date or Maturity Date occurring during the next succeeding Due Period) (the sum of the estimated disbursements described in clauses (a) and (b) above, the “Minimum Deposit Covered Disbursements”, and the required Collection Account balance, the “Minimum Deposit Amount”).

At any time after the Minimum Deposit Amount for a Due Period is reached, the Company may submit to the Receiver a report, in substantially the form attached hereto as Appendix A (the “Minimum Deposit Report”) showing (i) the amount of deposits into the Collection Account during that Due Period, (ii) the amount of deposits into the Collection Account during prior Due Periods and remaining in the Collection Account, and (iii) the Minimum Deposit Covered Disbursements for the related Distribution Dates. The Receiver will have five (5) Business Days in which to verify the information provided in the Minimum Deposit Report.

If no Event of Default has occurred and is continuing when the Company submits the Minimum Deposit Report to the Receiver, the Debtors may stop depositing Loan Proceeds for the related Due Period into the Collection Account (a “Due Period Deposit Pause”). In addition, if the Company has not received notice from the Receiver that it disagrees, on the basis of an inaccurate estimate or computation, with the Minimum Deposit Report by 9:00 a.m. on the fifth Business Day after receipt by the Receiver of such Minimum Deposit Report, then the Company may instruct the Paying Agent to transfer to an account designated by the Company any excess above the Minimum Deposit Amount reflected in the related Minimum Deposit Report. Notwithstanding the foregoing, if the Company is notified or has knowledge that, at any time, the “Minimum Deposit Amount” included in the related Minimum Deposit Report is less than the actual Minimum Deposit Amount for either related Distribution Date (if determined as of such time) (such shortfall amount, a “Minimum Deposit Shortfall”) for any reason (including, without limitation, withdrawal of funds from the Collection Account by the Company pursuant to the Custodial and Paying Agency Agreement (including Section 3.1(e) thereto) or an increase in the Minimum Deposit Covered Disbursements for such related Distribution Date (including any additional interest payable on Facility Loans issued after the related Minimum Deposit Report)), the Debtors shall promptly deposit (or resume the deposit of all Loan Proceeds Received until they have deposited) an amount equal to the Minimum Deposit Shortfall into the Collection Account.

For the avoidance of doubt, (a) upon the occurrence and continuation of an Event of Default, these Minimum Deposit Provisions do not apply, any Due Period Deposit Pause then in effect is immediately (and without further action) terminated and no Due Period Deposit Pause may be commenced, and (b) Loan Proceeds not required to be remitted to the Collection Account may be retained and used by the Debtors without restriction.

T-2

APPENDIX A

Form of Minimum Deposit Report

[Omitted.]

T-3